Exhibit 3.8
                                Purelink.net Inc.
                               EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of May 1, 2004 (the "Agreement Date") by and between Gateway Access Solutions, Inc., a Nevada corporation ("Gateway"), and the persons and entities listed on Schedule A attached hereto (the "Purelink Shareholders"), who hold in the aggregate 100% of the issued and outstanding shares of Purelink.net, Inc., a Colorado corporation ("Purelink").

                                    RECITALS

     A. The parties intend that, subject to the terms and conditions of this Agreement, Gateway will acquire 100% of the issued and outstanding shares of Purelink from the Purelink Shareholders pursuant to the terms and conditions set forth herein, solely in exchange for shares of Gateway Common Stock.

     B. Upon the effectiveness of the Exchange (as defined below), all the issued and outstanding shares of Purelink will be transferred to Gateway in exchange for shares of Gateway Common Stock.

     C. The representations and warranties of the Purelink Shareholders herein are a material inducement to Gateway to enter into this Agreement.

     D. The parties intend that the Exchange will qualify as a reorganization under Section 368 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, the parties hereby agree as follows:

                                    AGREEMENT

     1. Certain Definitions. As used in this Agreement, the following terms will have the meanings set forth below:

     1.1 "Closing" is defined in Section 7.1.

     1.2 "Closing Date" is defined in Section 7.1.

     1.3 "Exchange" means, collectively, the exchange of all of the issued and outstanding Purelink Stock for the Exchange Shares contemplated by Section 2 below.

     1.4 "Exchange Shares" means 2,000,000 shares of Gateway Common Stock, as presently constituted, that will be issued under this Agreement to the Purelink Shareholders in exchange for all of the shares of Purelink Stock that are issued and outstanding immediately prior to the Closing.

     1.5 "Shareholder Ancillary Agreements" means, collectively the Investment Representation Letter, the Escrow Agreement, the Registration Rights Agreement, and each other agreement, certificate or document (other than this Agreement) to which the Purelink Shareholders is to enter into as a party thereto, or is to otherwise execute and deliver pursuant to or in connection with this Agreement.

     1.6 "Purelink Certificates" means the share certificates representing all the Purelink Shareholder's shares of Purelink Stock.

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AGREEMENT - continued

     1.7 "Purelink Shareholders" means the persons and entities listed on Schedule A attached hereto who, immediately prior to the Closing, hold all the shares of Purelink Stock that are issued and outstanding immediately prior to the Closing.

     1.8 "Purelink Stock" means shares in the share capital of Purelink,  no par
value  per  share,   comprising  the  entire  issued  capital  of  Purelink,  as constituted immediately prior to the Closing.

     1.9 "Gateway Ancillary Agreements" means, collectively, each agreement, certificate or document (other than this Agreement) which Gateway is to enter into as a party thereto, or is to otherwise execute and deliver, pursuant to or in connection with this Agreement.

     1.10 "Gateway Common Stock" means the Common Stock, $0.001 par value per share, of Gateway.

     Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1 shall have the meanings assigned to such terms in this Agreement.

     2. The Exchange. Subject to the terms and conditions of this Agreement, at the Closing:

     (a) the Purelink Shareholders shall irrevocably assign and transfer to Gateway all of the issued and outstanding Purelink Stock which is owned by the persons and in the amounts set forth in Schedule A attached hereto;

     (b) Gateway shall issue to the Purelink Shareholders the Exchange Shares to the persons and in the amounts set forth in Schedule A attached hereto.

     2.1 Exchange of Shares.

     2.1.1 Exchange of Purelink Stock. Subject to surrender and delivery to Gateway by the Purelink Shareholders of the applicable Purelink Certificates at the Closing and the accompanying Share Transfer Form, the Purelink Shareholders shall receive one or more stock certificates for its Exchange Shares (less the Escrow Shares, as defined below) at the Closing.

     2.1.2 Fractional Shares. No fractional shares of Gateway Common Stock shall be issued in connection with the Exchange. Instead, Gateway shall issue Gateway Common Stock in an amount rounded up or down to the nearest whole share.

     2.1.3 Registration Rights. Effective upon the Closing, the Purelink Shareholders shall be granted registration rights under the Securities Act of 1933, as amended (the "1933 Act") on the terms and subject to the conditions and limitations of the Registration Rights Agreement attached hereto as Exhibit
2.1.3 (the "Registration Rights Agreement").

     2.2  Adjustments  for Capital  Changes.  Notwithstanding  the provisions of
Section 2.1, if at any time after the Agreement Date and prior to the Closing, Gateway or Purelink re-capitalizes, either through a subdivision (or stock split) of any of its issued and outstanding shares into a greater number of shares, or a combination (or reverse stock split) of any of its issued and outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its issued and outstanding shares into the same or a different number of shares of other classes (other than through a subdivision or combination of shares provided for in the previous clause), or declares a


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Adjustments  for Capital  Changes - continued

dividend on its issued and outstanding shares payable in shares or securities convertible into shares of Gateway Common Stock (a "Capital Change"), then the number of shares of Gateway Common Stock for which shares of Purelink Stock are to be exchanged in the Exchange shall be appropriately, equitably and proportionately adjusted (as agreed to in writing by Gateway and the Purelink Shareholders if the adjustment for such Capital Change involves something other than a mathematical adjustment) so as to maintain the proportionate interests of the Shareholders of Purelink and the shareholders of Gateway contemplated hereby so as to maintain the proportional interests of the holders of Purelink Stock contemplated by this Agreement.

     2.3 Escrow Agreement. At the Closing, Gateway shall withhold twenty-five percent (25%) of the Exchange Shares (the "Escrow Shares") and will deliver certificates representing such Escrow Shares to Carle, Mackie, Power & Ross LLP, or a similar institution as agreed to in writing by the parties, as escrow agent (the "Escrow Agent"), together with related stock transfer powers, to be held by the Escrow Agent as security for the Purelink Shareholder's indemnification obligations under Section 11 and pursuant to the provisions of an Escrow Agreement (the "Escrow Agreement") in substantially the form of Exhibit 2.3. The Escrow Shares will be represented by certificates issued in the name of the Purelink Shareholders and will be held by the Escrow Agent during that time period (the "Escrow Period") specified in the Escrow Agreement. The Purelink Shareholders hereby consent to, approve and agree to be personally bound by: (i) the indemnification provisions of Section 11 of this Agreement; (ii) all of the terms, conditions and limitations in the Escrow Agreement; and (iii) the appointment of Trent S. Sutton as the representative of the Purelink Shareholders (the "Representative") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of the Purelink Shareholders as provided in the Escrow Agreement, and the taking by the Representative of any and all actions and the making of any and all decisions required or permitted to be taken by the Representative under the Escrow Agreement (including, without limitation, the exercise by the Representative of the power to: (i) authorize delivery to Gateway of Escrow Shares in satisfaction of claims by Gateway or any other Indemnified Person (as defined herein); (ii) agree to, negotiate and enter into settlements and compromises of such claims, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; (iii) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Section 11; and (iv) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing). The Representative will have unlimited authority and power to act on behalf of the Purelink Shareholders with respect to the Escrow Agreement and the disposition, settlement or other handling of all claims governed by the Escrow Agreement, and all rights or obligations arising under the Escrow Agreement. The Purelink Shareholders will be bound by all actions taken by the Representative in connection with the Escrow Agreement, and Gateway will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement and the Escrow Agreement, the Representative will not be liable to the Purelink Shareholders in the absence of gross negligence or willful misconduct on the part of the Representative. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of the Escrow Agreement will be paid by the Purelink Shareholders.

     2.4 Further Assurances. If, at any time after the Closing, the parties hereto consider or are advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Exchange or to carry out the purposes of this Agreement at or after the Closing, then Gateway and the Purelink Shareholders shall execute and deliver all such proper


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Further  Assurances - continued

deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate the Exchange and to carry out the purposes and intent of this.

     2.5 Securities Laws Issues. Gateway shall issue the Exchange Shares pursuant to an exemption from registration under Section 4(2) and/or Regulation D promulgated under the 1933 Act. Concurrently with execution of this Agreement, the Purelink Shareholders will execute and deliver to Gateway an Investment Representation Letter in the form of Exhibit 2.5 hereto (the "Investment Representation Letter").

     3. Representations And Warranties of the Purelink Shareholders. The Purelink Shareholders hereby represent and warrant to Gateway that each of the following representations and statements in this Section 3 are true and correct.

     3.1 Organization and Good Standing. Purelink is a company duly organized, validly existing and in good standing under the laws of Colorado. Purelink has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified to transact business as a foreign corporation in each jurisdiction in which its failure to be so qualified would have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" when used with reference to Purelink, means any event, change or effect that is (or will with the passage of time be) materially adverse to Purelink's condition (financial or otherwise), properties, assets, liabilities, business, operations, or results of operations, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Material Adverse Effect: any effect arising out of or resulting from actions contemplated by the parties in connection with the announcement of this Agreement and the transactions contemplated hereby.

     3.2 Power, Authorization and Validity.

     3.2.1 The Purelink Shareholders have the right, power, legal capacity and authority to enter into, execute, deliver and perform such Purelink Shareholder's obligations under this Agreement and all Shareholder Ancillary Agreements and has the requisite power and authority to consummate the Exchange, in each case, subject only to the regulatory approval set forth in Section 3.2.2.

     3.2.2 No filing, authorization, consent, approval or order, governmental or otherwise, is necessary or required to be made or obtained by the Purelink Shareholders to enable the Purelink Shareholders to lawfully enter into, and to perform his respective obligations under, this Agreement and/or the Shareholder Ancillary Agreements.

     3.2.3 This Agreement and the Shareholder Ancillary Agreements are, or when executed by the Purelink Shareholders will be, valid and binding obligations of such Purelink Shareholders enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.2.4 All representations, warranties and other statements made by the Purelink Shareholders in the Investment Representation Letter executed and delivered to Gateway by such Purelink Shareholders pursuant hereto (a) is now, and at the Closing shall be true and correct, and (b) shall be deemed to be representations and warranties made pursuant to this Section 3 for all purposes


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All  representations - continued

of this Agreement (including but not limited to Section 11 hereof) and the Escrow Agreement.

     3.3 Capitalization of Purelink.

     3.3.1 Authorized Share Capital. The authorized share capital of Purelink consists entirely of 50,000,000 shares common stock, no par value per share, of which a total of 16,422,000 shares are issued and outstanding, all of which are now owned and held (and all of which at the Closing will be owned and held) only by the Purelink Shareholders as set forth in Schedule A attached hereto, and 10,000,000 shares of preferred stock, no par value per share, of which no shares are (or will at closing be) issued and outstanding. No other shares of Purelink are (or will at Closing be) authorized, issued or outstanding. No fractional shares of Purelink Stock are (or will at Closing be) issued or outstanding. All issued and outstanding shares of Purelink Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any claim, lien, preemptive right, or right of rescission, and have been offered, issued, sold and delivered by Purelink (and, if applicable, transferred) in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws, Purelink's Articles of Incorporation and Bylaws and all agreements to which Purelink or the Purelink Shareholders is/are a party.

     3.3.2 No Options, Warrants or Rights. There are no options, warrants, convertible or other securities, calls, commitments, conversion privileges, preemptive rights or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Purelink's share capital or any securities convertible into or exchangeable for any shares of Purelink's capital stock or obligating Purelink to grant, issue, extend, or enter into, any such option, warrant, convertible or other security, call, commitment, conversion privilege, preemptive right or other right or agreement, and Purelink has no liability for any dividends accrued but unpaid. No person or entity holds or has any option, warrant or other right to acquire any issued and outstanding shares of the capital stock of Purelink from any record or beneficial holder of shares of the capital stock of Purelink. No shares of Purelink Stock are reserved for issuance under any stock purchase, stock option or other benefit plan.

     3.3.3 No Voting Arrangements or Registration Rights. There are no voting agreements, voting trusts, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable securities laws)
applicable to any of Purelink's issued and outstanding shares of to the conversion of any shares of Purelink Stock in the Exchange. Purelink is not under any obligation to register under the Securities Exchange Act of 1934, as amended or otherwise any of its presently issued and outstanding securities or any securities that may be subsequently issued.

     3.4 Subsidiaries. Purelink has never been a subsidiary of any corporation, partnership, limited liability company, joint venture or other business entity, other than the Purelink Shareholders. Purelink does not hold any interest, direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity.

     3.5 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor the consummation of the Exchange or any of the other transactions contemplated hereby, nor the Purelink Shareholder's discussion or negotiation with Gateway of the Exchange or any other transaction contemplated hereby, will conflict with, or (with or without notice or lapse of time, or


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No Violation of Existing Agreements - continued

both) result in a termination, breach, impairment or violation of: (i) any provision of the articles of incorporation or bylaws of Purelink as currently in effect; (ii) any national, state, or local judgment, writ, decree, order, statute, rule or regulation applicable to Purelink or its assets or properties; or (iii) any material instrument, agreement, contract, letter of intent or commitment to which Purelink is a party or by which Purelink or its assets or properties are or were bound, except such conflicts, terminations, breaches, impairments or violations as would not have a Material Adverse Effect.

     3.6 Litigation. As of the date hereof, there is no action, suit, arbitration, mediation, proceeding, claim or investigation pending against Purelink (or against any officer or director of Purelink or, to the best of the knowledge of Purelink and the Purelink Shareholders, against any employee or agent of Purelink, in their capacity as such or relating to their employment, services or relationship with Purelink) before any court, administrative agency or arbitrator that, if determined adversely to Purelink (or any such officer, director, employee or agent) may reasonably be expected to have a Material Adverse Effect on Purelink, nor, to the best of the Purelink Shareholders' knowledge, has any such action, suit, proceeding, arbitration, mediation, claim or investigation been threatened. Except as would not have a Material Adverse Effect, and save for the regulatory approvals required hereunder, there is no basis for any person, firm, corporation or other entity, to assert a claim against Purelink or Gateway based upon Purelink's entering into this Agreement or consummating the Exchange; and there is no basis for any person, firm, corporation or other entity, to assert a claim against Purelink based upon (a) any claims of ownership, rights to ownership, or options, warrants or other rights to acquire ownership, of any shares of the capital stock of Purelink; or
(b) any rights as a Purelink Shareholders, including any option, warrant or preemptive rights or rights to notice or to vote. To the knowledge of Purelink, there is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against Purelink.

     3.7 Taxes. Purelink has timely filed all national and state tax returns required to be filed, has timely paid or provided for all taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. Purelink is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed. Purelink has not received any notification that any issues have been raised (and are currently pending) by any taxing authority (including but not limited to any franchise, sales or use tax authority) regarding Purelink and no tax return of Purelink has ever been audited by any United State or state taxing agency or authority.

     For the purposes of this Section, the terms "tax" and "taxes" include United States and state income, alternative or add-on minimum income, gains, franchise, excise, property, sales, use, employment, license, payroll (including any taxes or similar payments required to be withheld from payments of salary or other compensatory payments), ad valorem, payroll, stamp, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

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Taxes - continued

     Gateway will not be required to deduct and withhold any amount  pursuant to
Section 1445(a) of the Internal Revenue Code of 1986, as amended.

     3.8 Purelink Financial Statements. Purelink was incorporated on August 26, 2002. Purelink's financial year ends on the last day of December. Purelink has delivered to Gateway an unaudited balance sheet (the "Unaudited Balance Sheet") as of March 31, 2004 (the "Balance Sheet Date") and an unaudited income statement and unaudited cash flow statement, each for the three months ended March 31, 2004 (such balance sheet, income statement and cash flow statement are hereinafter collectively referred to as the "Purelink Financial Statements"). The Purelink Financial Statements (a) have been prepared in accordance with the books and records of Purelink, (b) fairly present the financial condition of Purelink at the dates therein indicated and the results of operations for the periods therein specified; (c) have been prepared in accordance with accounting principles applied on a consistent basis with prior periods. Purelink has no material debt, liability or obligation of any nature (whether inter-company or owed to third parties), whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) those shown on the Unaudited Balance Sheet and (ii) those that may have been incurred after the Balance Sheet Date in the ordinary course of Purelink's business consistent with past practices or in connection with the transactions contemplated by this Agreement. All reserves established by Purelink and set forth in the Unaudited Balance Sheet are reasonably adequate. At the Balance Sheet Date, there were no material contingent liabilities, which are not adequately provided for in the Balance Sheet.

     3.9 Title to Properties. Purelink has good and marketable title to all of its assets (including but not limited to those shown on the Balance Sheet), free and clear of all liens, mortgages, security interests, claims, charges, restrictions or encumbrances, except where the failure to hold such title would not have a Material Adverse Effect. All machinery, vehicles, equipment and other tangible personal property included in such assets and properties are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Purelink is a party are fully effective and afford Purelink peaceful and undisturbed possession of the real or personal property that is the subject of the lease. Purelink is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect on its business), nor has Purelink received any notice of violation with which it has not complied. Purelink owns its corporate offices and surrounding land (the "Real Property").

     3.10 Absence of Certain Changes. Since the Balance Sheet Date through the date hereof, there has not been with respect to Purelink any:

     (a) material  adverse  change in the condition  (financial  or  otherwise),
properties,   assets,  liabilities,   businesses,   operations,  or  results  of
operations of Purelink;

     (b) amendments or changes in the articles of incorporation or bylaws of Purelink;

     (c) (i) incurrence, creation or assumption by Purelink of any mortgage, security interest, pledge, lien or other encumbrance on any of the assets or properties of Purelink or any material obligation or liability or any indebtedness for borrowed money; or (ii) issuance or sale of, or change with respect to the rights of, any debt or equity securities of Purelink or any


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incurrence - continued

options or other rights to acquire from Purelink, directly or indirectly, any debt or equity securities of Purelink;

     (d) payment or discharge of a lien or liability which lien or liability was not either shown on the Balance Sheet or incurred in the ordinary course of business after the Balance Sheet Date;

     (e) purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the assets, properties or goodwill of Purelink other than in the ordinary course of its business consistent with its past practice;

     (f) damage, destruction or loss, whether or not covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect on Purelink;

     (g) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the Purelink Stock, any split, combination or recapitalization of the Purelink Stock or any direct or indirect redemption, purchase or other acquisition of Purelink Stock or any change in any rights, preferences, privileges or restrictions of any issued and outstanding security of Purelink;

     (h) change or increase in the compensation payable or to become payable to any of the officers, employees, consultants or agents of Purelink, or in any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock appreciation rights or stock option grants) made to or with any of such officers, employees, consultants or agents except in connection with normal salary or performance reviews or otherwise in the ordinary course of business consistent with Purelink's past practice;

     (i) change with respect to the management, supervisory or other key personnel of Purelink;

     (j) obligation or liability incurred by Purelink to any of its officers, directors or the Purelink Shareholders except in the ordinary course of business consistent with Purelink's past practice;

     (k) making of any loan, advance or capital contribution to, or any investment in, any officer, director or record or beneficial shareholder of Purelink;

     (l) entering into, amendment of, relinquishment, termination or non-renewal by Purelink of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business consistent with its past practice or, to Purelink's knowledge, any written or oral indication or assertion by the other party thereto of problems with Purelink's services or performance under such contract, lease, transaction, commitment or other right or obligation or such other party's desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

     (m) material change in the manner in which Purelink extends discounts or credits to customers or otherwise deals with its customers;

     (n) entering into by Purelink of any transaction, contract or agreement or the conduct of business or operations other than in the ordinary course of its entering into by Purelink of any transaction - continued

business   consistent  with  its  past  practices  or  in  connection  with  the transactions contemplated by this Agreement; or

     (o) transfer or grant of a right under any Purelink IP Rights (as defined in Section 3.13 below), other than those transferred or granted in the ordinary course of Purelink's business consistent with Purelink's past practice.

     3.11 Contracts and Commitments. Exhibit 3.11 sets forth, as of the date hereof, a list of each of the following written or oral contracts, agreements, commitments or other instruments to which Purelink is a party or to which it or any of its assets or properties is bound:

     (a) consulting or similar agreement under which Purelink provides any advice or services to a customer of Purelink;

     (b) continuing contract for the future purchase, sale, license, provision or manufacture of products, material, supplies, equipment or services requiring payment to or from Purelink in an amount in excess of $10,000 per annum which is not terminable on 90 days' or less notice without cost or other liability to Purelink or in which Purelink has granted or received manufacturing rights, most favored customer pricing provisions or exclusive marketing rights relating to any product or services, group of products or services or territory;

     (c) contract providing for the acquisition of software by Purelink, for the development of software for Purelink, or the license of software to Purelink, which software is used or incorporated in any products currently distributed by Purelink or services currently provided by Purelink or is contemplated to be used or incorporated in any products to be distributed or services to be provided by Purelink (other than software generally available to the public at a per copy license fee of less than $10,000);

     (d) joint venture or partnership contract or agreement or other agreement which has involved or is reasonably expected to involve a sharing of profits or losses in excess of $10,000 per annum with any other party;

     (e) contract or commitment for the employment of any officer, employee or consultant of Purelink or any other type of contract or understanding with any officer, employee or consultant of Purelink which is not immediately terminable by Purelink without cost or other liability, except as otherwise provided by Colorado law;

     (f) indenture, mortgage, trust deed, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with GAAP;

     (g) lease or other agreement under which Purelink is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $10,000 per annum;

     (h) agreement or arrangement for the sale of any assets, properties, services or rights having a value in excess of $10,000, other than in the ordinary course of business consistent with past practice, and except as otherwise contemplated by this Agreement;

     (i) agreement which restricts Purelink from engaging in any aspect of its business or competing in any line of business in any geographic area;

     (j) Purelink IP Rights Agreement (as defined in Section 3.13 below);

     (k) agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of Purelink Stock or any options, warrants or other rights to purchase or otherwise acquire any such shares of Purelink Stock, other securities or options, warrants or other rights therefor;

     (l) contract with or commitment to any labor union; or

     (m) other agreement, contract, commitment or instrument that is material to the business of Purelink or that involves a commitment by Purelink in excess of $10,000.

     A copy of each agreement or document required by this Section to be listed on Exhibit 3.11 (collectively, the "Purelink Material Agreements") has been delivered to Carle, Mackie, Power & Ross LLP, Gateway's counsel. No consent or approval of any third party, excepting the American Tower and Western Marquette (505 Marquette) leases agreements, is required to ensure that, following the Closing, any Purelink Material Agreement shall continue to be in full force and effect without any breach or violation thereof caused by virtue of the Exchange or by any other transaction called for by this Agreement.

     3.12 No Default. Purelink is not in breach or default of any Purelink Material Agreement. Purelink is not a party to any contract, agreement or arrangement which has had, or could reasonably be expected to have, a Material Adverse Effect on Purelink. Purelink does not have any material liability for renegotiation of government contracts or subcontracts, if any.

     3.13 Intellectual Property.

     3.13.1 Purelink owns, or has the irrevocable right to use, sell or license all material Intellectual Property Rights (as defined below) necessary or required for the conduct of its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Purelink IP Rights"), and such rights to use, sell or license are sufficient for such conduct of its business.

     3.13.2 The execution, delivery and performance of this Agreement and the consummation of the Exchange and the other transactions contemplated hereby will not constitute a material breach of or default under any instrument, contract, license or other agreement governing any Purelink IP Right (the "Purelink IP Rights Agreements") and will not cause the forfeiture or termination, or give rise to a right of forfeiture or termination, of any Purelink IP Right or materially impair the right of Purelink to use, sell, license, provide or otherwise commercially exploit any Purelink IP Right or portion thereof (except where such breach, forfeiture or termination would not have a Material Adverse Effect on Purelink). There are no royalties, honoraria, fees or other payments payable by Purelink to any person by reason of the ownership, use, license, sale, exploitation or disposition of the Purelink IP Rights.

     3.13.3 Neither the manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by Purelink or currently under development by Purelink has violated or now violates any license or agreement between Purelink and any third party or, to the knowledge of Purelink or the Purelink Shareholders infringes or misappropriates any Intellectual Property Right of any other party; and there is no pending or, to the best knowledge of Purelink and the Purelink Shareholders, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Purelink IP Right nor, to the best knowledge of Purelink and the Purelink Shareholders, is there any basis for any such claim, nor has Purelink received any notice asserting that any Purelink IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Purelink and the Purelink Shareholders, is there any basis for any such assertion. To the best knowledge of Purelink and the Purelink Shareholders, no employee or agent of or consultant to Purelink is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, non-solicitation agreement or any other contract or agreement, or any restrictive covenant relating to the right of any such employee, agent or consultant to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees or engagement of such agents and consultants does not subject Purelink to any liability.

     3.13.4 Purelink is currently taking reasonable and practicable steps designed to protect, preserve and maintain the secrecy and confidentiality of all material Purelink IP Rights and all Purelink's proprietary rights therein. All officers, employees, agents and consultants of Purelink having access to proprietary information have executed and delivered to Purelink an agreement regarding the protection of such proprietary information and the assignment of inventions to Purelink in the form provided to counsel for Gateway and copies of all such agreements, executed by all such persons, have been delivered to Gateway's counsel.

     3.13.5 Exhibit 3.13 contains a list of all Purelink IP Rights and all applications, registrations, filings and other formal actions made or taken pursuant to national, state and foreign laws by Purelink to secure, perfect or protect its interest in Purelink IP Rights, including, without limitation, all patents, patent applications, copyrights (whether or not registered), copyright applications, trademarks, service marks and trade names (whether or not registered) and trademark, service mark and trade name applications.

     3.13.6 As used herein, the term "Intellectual Property Rights" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade dress rights, trade names, service marks, service mark applications, copyrights, copyright applications, mask work rights, mask work registrations, franchises, licenses, inventions, trade secrets, know-how, customer lists, proprietary processes and formulae, software source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

     3.14 Compliance with Laws. Purelink has complied, and is now and at the Closing Date will be in compliance, in all material respects, with all applicable national, state, or local laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to Purelink or to Purelink's assets, properties, and business, except where the failure to so comply would not have a Material Adverse Effect. Purelink holds all permits, licenses and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with Purelink's present business, except those where failure to do so would not have a Material Adverse Effect.

     3.15 Certain Transactions and Agreements. None of the officers, directors or the Purelink Shareholders of Purelink, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with Purelink (except with respect to any interest in less than one percent (1%) of the stock of any corporation whose stock is publicly traded). None of said officers, directors, employees or the Purelink Shareholders or any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with Purelink, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to Gateway. Except as contemplated by this Agreement, none of said officers, directors, employees or the Purelink Shareholders or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any Purelink IP Rights or any other Intellectual Property Rights) that is used in or that pertains to the business of Purelink, except for the normal rights of a shareholder.

     3.16 Employees.

     3.16.1 Purelink is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters in each of the jurisdictions in which it conducts business. A list of all employees, officers and consultants of Purelink, their title, date of hire, employer entity and current compensation is set forth on Exhibit 3.16.1, which has been delivered to Gateway. Purelink does not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

     3.16.2 Purelink (i) has never been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) does not have any current labor disputes. Purelink has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations. As of the date hereof, neither Purelink nor the Purelink Shareholders has any knowledge that any key employee of Purelink intends to leave the employ of Purelink.

     3.16.3  Purelink does not have any "employee  benefit  plan," as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Purelink has no pension plan which constitutes, or has since the enactment of ERISA constituted, a "multi-employer plan" as defined in Section 3(37) of ERISA. No Purelink pension plans are subject to Title IV of ERISA.

     3.16.4 Exhibit 3.16.4 lists each employment, severance or other similar contract, arrangement or policy, each "employee benefit plan" as defined in
Section 3(3) of ERISA (if any) and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or postretirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by Purelink and covers any employee or former employee or consultant or former consultant of Purelink. Such contracts, plans and arrangements as are described in this
Section 3.16.4 are hereinafter collectively referred to as the "Purelink Benefit

Arrangements." The Purelink Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all laws, statutes, orders, rules and regulations that are applicable to such Purelink Benefit Arrangement. Purelink has delivered to Gateway and its counsel, Carle, Mackie, Power & Ross LLP, a complete and correct copy and summary description of the Purelink Benefit Arrangement.

     3.16.5 There has been no amendment to, written interpretation or announcement (whether or not written) by Purelink relating to, or change in employee participation or coverage under, any Purelink Benefit Arrangement that would increase materially the expense of maintaining such Purelink Benefit Arrangement above the level of the expense incurred in respect thereof for Purelink's fiscal year ended December 31, 2003.

     3.16.6 The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of Purelink are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code as such requirements affect Purelink and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of the Purelink Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on Purelink, or in a material adverse effect on the business, operations or financial condition of Gateway as its successor. Purelink has provided, or shall have provided prior to the Closing, to individuals entitled thereto, all required notices and coverage pursuant to Section 4980B of COBRA, with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material amount payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees of Purelink (or their beneficiaries).

     3.16.7 No benefit payable or which may become payable by Purelink pursuant to any Purelink Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of
Section 280G of the Code. Purelink is not a party to any (a) agreement (other than as described in (b) below) with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Purelink in the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of the Exchange or any of the other transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.17 Insurance. Exhibit 3.17 hereto lists all fire and casualty, general liability, business interruption, product liability, errors and omissions, and sprinkler and water damage insurance maintained by Purelink.

     3.18 Environmental Matters.

     3.18.1 During the period that Purelink has leased or owned its respective properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities that resulted from any act or omission of Purelink or any of its employees, agents or invitees. The Purelink Shareholders has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Purelink having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under (a) CERCLA; (b) any similar federal, state or local law; or (c) regulations promulgated under any of the above laws or statutes.

     3.18.2 None of the properties or facilities of Purelink is in violation of any national or provincial, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition, except for such violations as would not have a Material Adverse Effect. During the time that Purelink has owned or leased its properties and facilities, neither Purelink nor, to the best knowledge of Purelink and the Purelink Shareholders, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials, other than Purelink's lawful use of standard office supplies customarily used in office environments that contain legally permitted amounts of Hazardous Materials that would have no Material Adverse Effect.

     3.18.3 During the time that Purelink has owned or leased its properties and facilities, there has been no litigation brought or threatened against Purelink, or, to the best knowledge of Purelink and the Purelink Shareholders, against any lessor or owner of real property leased by Purelink, or any settlement reached by Purelink or the Purelink Shareholders with any party or parties alleging the presence, disposal, release or threatened release of any hazardous materials on, from or under any of such properties or facilities.

     3.19 Product Warranties and Product Liability Claims.

     (a) All products sold, serviced or distributed by Purelink and all services provide by Purelink at any time prior to the Closing Date have been in conformance in all material respects with all applicable contractual commitments and all express or implied warranties of Purelink and no material liability exists for replacement thereof or other damages in connection with such sales or deliveries or services at any time prior to the Closing Date (except as may be reflected or expressly reserved for in the Latest Balance Sheet).

     (b) The warranty and repair Claims with respect to the products made, designed and sold by Purelink and all services provided by Purelink as part of the Business prior to the Closing Date have been administered by Purelink and have consisted solely of routine warranty and repair Claims for the return of defective or nonconforming merchandise, which Claims have individually and in the aggregate been of an immaterial nature. There exist no Claims against Purelink and, to the knowledge of the Purelink Shareholders, there exists no reasonable basis for any Claims against Purelink for injury to Persons or property suffered by any Person as a result of the sale or use of any product made, designed or sold by Purelink or any service provided by Purelink prior to the Closing Date, including, but not limited to, Claims arising out of the defective or unsafe nature of any products.

     4. Representations And Warranties Of Gateway. Gateway hereby represents and warrants each of the following representations and statements in this Section 4 are true and correct:

     4.1 Organization and Good Standing. Gateway is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

     4.2 Power, Authorization and Validity.

     4.2.1 Gateway has the right, power and authority to enter into, execute and perform its obligations under this Agreement and the Gateway Ancillary Agreements and to consummate the Exchange. The execution, delivery and performance of this Agreement and the Gateway Ancillary Agreements by Gateway have been duly and validly approved and authorized by all necessary action on the part of Gateway and Gateway's Board of Directors.

     4.2.2 No filing, authorization, consent, approval or order, governmental or otherwise, is necessary or required to enable Gateway to enter into this Agreement and the Gateway Ancillary Agreements and consummate the Exchange. No filing, authorization, consent, approval or order, governmental or otherwise, is necessary or required to enable Gateway to perform those obligations under this Agreement and the Gateway Ancillary Agreements that are to be performed after the consummation of the Exchange except for (a) any filings with the Securities and Exchange Commission and other applicable securities authorities contemplated by the Registration Rights Agreement attached hereto as Exhibit 2.1.3, and (b) such filings as may be required to comply with applicable securities laws in connection with the Exchange itself.

     4.2.3 This Agreement and the Gateway Ancillary Agreements are, or when executed by Gateway will be, valid and binding obligations of Gateway, enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

     4.3 No Violation of Material Agreements. Neither the execution and delivery of this Agreement nor any Gateway Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in: (a) a termination, breach, impairment or violation of (i) any provision of the Articles of Incorporation or Bylaws of Gateway, as currently in effect or (ii) any federal, state, or local judgment, writ, decree, order, statute, rule or regulation to which Gateway or its assets or properties is subject; or (b) a termination, or a material breach, impairment or violation, of any material instrument or contract to which Gateway is a party or by which Gateway or its properties are bound. Gateway is not required to obtain the consent of any third party to consummate the Exchange.

     4.4 Disclosure. Gateway has made available to Purelink a disclosure package consisting of Gateway's SB-2 filing with the Securities and Exchange Commission ("SEC"), which is currently under review by the SEC (the "Gateway Disclosure Package"). As of their respective filing dates, documents filed by Gateway with the SEC including, without limitation, any financial statements or schedules included or incorporated therein and included in the Gateway Disclosure Package complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be. The consolidated financial statements of Gateway included in such SEC documents have been prepared in accordance with the books and records of Gateway and fairly present the financial condition of Gateway and its consolidated subsidiaries as of such date and the consolidated results of operations and cash flows for the periods then ended. The consolidated financial statements in such SEC documents have been prepared in accordance with United States generally accepted accounting principles consistently applied during the periods involved, except as otherwise disclosed in the notes to such financial statements. The Gateway Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to Purelink pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     4.5 Financial Condition. There has been no material adverse change in the financial condition or business of Gateway, taken as whole, since the date of the most recent financial statements included in the Gateway Disclosure Package.

     4.6 Validity of Shares. The shares of Gateway Common Stock to be issued pursuant to the Exchange shall, when issued: (a) be duly authorized, validly issued, fully paid and nonassessable and free of liens and encumbrances created by Gateway, and (b) be free and clear of any transfer restrictions, liens and encumbrances except for restrictions on transfer under applicable United States securities laws, including Rule 144 promulgated under the 1933 Act.

     5. Covenants of The Purelink Shareholders. During the period from the Agreement Date until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with Section 10, the Purelink Shareholders hereby covenants and agrees with Gateway as follows:

     5.1 Advice of Changes. The Purelink Shareholders will promptly advise Gateway in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of the Purelink Shareholders contained in Section 3 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in Purelink's assets, business, results of operations or financial condition.

     5.2 Maintenance of Business. The Purelink Shareholders shall cause Purelink to carry on and preserve its business and its relationships with customers, suppliers, employees, consultants and others in substantially the same manner as it has prior to the date hereof. If the Purelink Shareholders becomes aware of a material deterioration in the relationship of Purelink with any customer, supplier, key employee, consultant or business partner, he will promptly bring such information to the attention of Gateway in writing and, if requested by Gateway, will exert his best efforts to restore the relationship.

     5.3 Conduct of Business. The Purelink Shareholders shall cause Purelink to continue to conduct its business and maintain its business relationships in the ordinary and usual course and to not, other than in connection with the transactions contemplated by this Agreement, without the prior written consent of the CEO of Gateway:

     (a) borrow or lend any money other than advances to in the ordinary course of Purelink's business consistent with Purelink's past practice;

     (b) purchase or sell shares or other equity interest in any corporation or other business or enter into any transaction or agreement not in the ordinary course of Purelink's business consistent with Purelink's past practice;

     (c) encumber, or permit to be encumbered, any of its assets;

     (d) sell, transfer or dispose of any of its assets except in the ordinary course of Purelink's business consistent with Purelink's past practice;

     (e) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible, except as otherwise contemplated by this Agreement, or except in the ordinary course of business and consistent with past practice;

     (f) pay any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed 5% of such officer's, employee's or consultant's base annual compensation, except pursuant to existing arrangements previously disclosed to and approved in writing by Gateway) or enter into any new employment or consulting agreement with any such person;

     (g) change any of its accounting;

     (h) declare, set aside or pay any cash or stock dividend or other distribution in respect of any of its shares, redeem, repurchase or otherwise acquire any of its capital stock or other securities, pay or distribute any cash or property to any Purelink shareholder or security holder or make any other cash payment to any shareholder or security holder of Purelink that is unusual, extraordinary, or not made in the ordinary course of Purelink's business consistent with Purelink's past practice;

     (i) amend or terminate any contract, agreement or license to which it is a party;

     (j) guarantee or act as a surety for any obligation of any third party;

     (k) waive or release any material right or claim except in the ordinary course of business, consistent with past practice or agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to Gateway for its review prior to filing;

     (l) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or securities ultimately exchangeable for, or convertible into, shares of its capital stock;

     (m) subdivide or split or combine or reverse split the issued and outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of issued and outstanding shares of its capital stock of any class or affecting any other of its securities;

     (n) merge, consolidate or reorganize with, or acquire, any entity or enter into any negotiations, discussions or agreement for such purpose;

     (o) amend its articles of incorporation or bylaws;

     (p) enter into any license or agreement to license any of its technology or Intellectual Property Rights;

     (q) change any insurance;

     (r) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(q).

     5.4 Regulatory Approvals. The Purelink Shareholders shall cause Purelink to and the Purelink Shareholders will, promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, or local, which may be reasonably required, or which Gateway may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement, provided that Gateway shall pay the costs associated with such filings or applications. The Purelink Shareholders shall cause Purelink, its officers, directors and employees to, and the Purelink Shareholders, will use their respective best efforts to promptly obtain, and to cooperate with Gateway to promptly obtain, all such authorizations, approvals and consents.

     5.5 Necessary Consents. The Purelink Shareholders shall cause Purelink, its officers and directors to, and the Purelink Shareholders will, use their respective best efforts to promptly obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.4 to allow the consummation of the transactions contemplated hereby and to allow Gateway to carry on Purelink's business after the Closing.

     5.6 Litigation. The Purelink Shareholders shall cause Purelink to notify Gateway in writing promptly after learning of any action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by it to be threatened against it or any of its directors, officers, employees or consultant in their capacity as such.

     5.7 No Other Negotiations. From the Agreement Date until the earlier of termination of this Agreement in accordance with Section 10 or the consummation of the Exchange, the Purelink Shareholders shall cause Purelink, its officers, directors and employees and the Purelink Shareholders will not, and will not authorize, encourage or permit, any officer, director, employee, shareholder or affiliate of Purelink, or any other person, on its or their behalf to, directly or indirectly, solicit or encourage any offer from any party or consider any inquiries or proposals received from any other party, participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person (other than Gateway), concerning any agreement or transaction regarding the possible disposition of all or any substantial portion of the business, assets or capital stock of Purelink by merger, consolidation, reorganization, sale of assets, sale of stock, exchange, tender offer or any other form of business combination ("Alternative Transaction"). The Purelink Shareholders will, and will cause Purelink to, promptly notify Gateway orally and in writing of any such inquiries or proposals. In addition, neither Purelink, nor the Purelink Shareholders, shall execute, enter into or become bound by (a) any letter of intent or agreement or commitment between Purelink and/or the Purelink Shareholders, on the one hand, and any third party, on the other hand, that is related to an Alternative Transaction or (b) any agreement or commitment between Purelink and/or the Purelink Shareholders, on the one hand, and a third party, on the other hand, providing for an Alternative Transaction.

     5.8 Access to Information. Until the Closing, the Purelink Shareholders shall cause Purelink to allow Gateway and its agents reasonable access to the files, books, records and offices of Purelink, including, without limitation, any and all information relating to Purelink's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition, and subject to Purelink's confidentiality obligations to third parties. The Purelink Shareholders shall cause Purelink to cause its accountants to cooperate with Gateway and its agents in making available all financial and tax information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements and tax returns, prepared or audited by such accountants, provided that such access to information does not unreasonably interfere with the operations of Purelink.

     5.9 Satisfaction of Conditions Precedent. The Purelink Shareholders shall cause Purelink, its and directors and officers to, and the Purelink Shareholders will, use their respective best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and the Purelink Shareholders shall cause Purelink, its directors and officers to, and the Purelink Shareholders will, use their respective best efforts to cause the transactions contemplated by this Agreement to be consummated; and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on Purelink's part in order to effect the transactions contemplated hereby.

     5.10 Securities Laws. The Purelink Shareholders shall cause Purelink to, and the Purelink Shareholders shall, use their best efforts to assist Gateway to the extent necessary to comply with the securities laws of all jurisdictions which are applicable in connection with the Exchange, provided that all costs associated with such compliance shall be borne by Gateway.

     5.11   Termination  of  Registration   and  Voting  Rights.   The  Purelink
Shareholders shall cause all registration rights agreements and voting agreements applicable to or affecting any issued and outstanding shares or other securities of Purelink (if any) to be duly terminated and canceled by Purelink by no later than the Closing.

     5.12 Invention  Assignment  and  Confidentiality  Agreements.  The Purelink
Shareholders shall cause Purelink to obtain from each employee, agent and consultant of Purelink who has had access to any software, technology or copyrightable, patentable or other proprietary works or intellectual property owned or developed by Purelink or other Intellectual Property Rights, or to any other confidential or proprietary information of Purelink or its clients, an invention assignment and confidentiality agreement in substantially the form of the agreement provided to counsel to Gateway, duly executed by such employee, agent or consultant and delivered to Purelink.

     5.13 Non-Competition and Consulting Agreements. The Purelink Shareholders shall cause Purelink to use its commercially reasonable efforts to cause Trent
S. Sutton to execute and deliver to Gateway at the Closing a Non Competition Agreement in favor of Gateway in the form attached hereto as Exhibit 5.13 (the "Non-Competition Agreement").

     5.14 Closing of Exchange. The Purelink Shareholders shall cause Purelink not to, and the Purelink Shareholders shall not, refuse to effect the Exchange if, on or before the Closing Date, all the conditions precedent to their obligations to effect the Exchange under Section 8 hereof have been satisfied or, in their sole discretion, been waived by them.

     6. Gateway Covenants. During the period from the Agreement Date until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with Section 10, Gateway covenants and agrees as follows:

     6.1 Advice of Changes. Gateway will promptly advise the Purelink Shareholders in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Gateway contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in Gateway's business, results of operations or financial condition.

     6.2 Regulatory Approvals. Gateway will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, or local, which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement. Gateway will use its best efforts to obtain all such authorizations, approvals and consents.

     6.3 Satisfaction of Conditions Precedent. Gateway will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and Gateway will use its best efforts to cause the Exchange and the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     6.4 Securities Laws. Gateway shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Exchange, with the cooperation and assistance of Purelink and the Purelink Shareholders.

     6.5 Employee Benefits. As soon as practicable after the Agreement Date, Gateway and Purelink shall confer and work in good faith to agree upon a plan under which Purelink employees will be covered either by (a) Gateway's employee benefits plans or (b) Purelink's employee benefit plans, with such decision to be made no later than six (6) months following the Closing, in a manner that results in minimal disruption to the continuing operations of Purelink, and minimal cost to Gateway.

     6.6 Closing of Exchange. Gateway shall not refuse to effect the Exchange if, on or before the Closing Date, all the conditions precedent to their obligations to effect the Exchange under Section 9 hereof have been satisfied or, in its sole discretion, been waived by it.

     7. Closing Matters.

     7.1 The Closing.  Subject to  termination  of this Agreement as provided in
Section 10 below, the closing of the transactions for consummation of the Exchange (the "Closing") will take place at the offices of Carle, Mackie, Power

& Ross LLP, 400 B Street, Suite 400, Santa Rosa, California 95401 at 10:00 a.m., Pacific Standard Time on May __, 2004 or on such other date on or before the Termination Date (as defined in Section 10.1.2) as Gateway and the Purelink Shareholders may mutually agree upon in writing after which the satisfaction or waiver of the conditions to Closing set forth in Sections 8 and 9 hereof have been satisfied and/or waived in accordance with this Agreement (the "Closing Date").

     7.2 Exchanges at the Closing.

     7.2.1 At the Closing, the Purelink Certificates shall be exchanged for the Exchange Shares, evidenced by the certificates therefore, as provided in Section 2 hereof.

     7.2.2 At the Closing, the Escrow Shares shall be delivered to the Escrow Agent by Gateway or Gateway's transfer agent as provided in Section 2.3 hereof.

     7.2.3 The Purelink Shareholders understand and agree that stop transfer instructions will be given to Gateway's transfer agent with respect to certificates evidencing the Exchange Shares to assure compliance with the provisions of the Investment Representation Letter and that there will be placed on the certificates evidencing such Exchange Shares legends as specified in the Investment Representation Letter.

     7.2.4 After the Closing there will be no further registration of transfers on the share register of Purelink or its transfer agent or company secretary of the Purelink Stock that was issued and outstanding immediately prior to the Closing. If, after the Closing, Purelink Certificates are presented for any reason, they will be canceled.

     8. Conditions to Obligations of Purelink and the Purelink Shareholders. The obligations of the Purelink Shareholders to consummate the Exchange are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Purelink and the Purelink Shareholders in their sole discretion, but only in a writing signed by Purelink and the Purelink Shareholder):

     8.1 Accuracy of Representations and Warranties. The representations and warranties of Gateway set forth in Section 4 shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and Purelink shall have received a certificate to such effect executed by Gateway's President or Chief Financial Officer.

     8.2 Covenants. Gateway shall have performed and complied in all material respects with all of its covenants contained in Section 6 on or before the Closing, and the Purelink Shareholders shall have received a certificate to such effect signed by Gateway's President or Chief Financial Officer.

     8.3 Compliance with Law; No Legal Restraints. There shall not be outstanding or threatened, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding or any judgment or ruling by any court, arbitrator, governmental agency, authority or entity, or any other fact or circumstance (other than any such matter initiated by Purelink, its officers or directors or the Purelink Shareholder), that, directly or indirectly, challenges, threatens, prohibits, enjoins, restrains, suspends, delays, conditions or renders illegal or imposes limitations on (or is likely to result in a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on): (i) the Exchange or any other transaction contemplated by this Agreement.

     8.4 Government Consents. There shall have been obtained at or prior to the Closing Date such permits and/or authorizations, and there shall have been taken such other action by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Exchange, including but not limited to requirements under applicable U.S. and state securities and corporations laws.

     8.5 Documents. Gateway shall have executed and delivered to the Purelink Shareholders the Gateway Ancillary Agreements. Gateway shall have delivered a certificate representing the Exchange Shares (less any Escrow Shares) to the Purelink Shareholders and shall have delivered the Escrow Shares to the Escrow Agent. Purelink shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Purelink's legal counsel for Purelink to lawfully consummate the transactions contemplated hereby.

     8.7 No Litigation. No litigation or proceeding (other than any litigation or proceeding initiated by Purelink, its Board of Directors, Purelink Shareholders or officers or the Purelink Shareholders) shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Exchange or any of the other transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of Gateway.

     8.8 Instructions to Transfer Agent; Deliveries. Gateway shall have issued irrevocable instructions to its transfer agent to authorize the issuance of Gateway Common Stock in the Exchange consistent with Section 2 hereof. Gateway shall have made the other deliveries contemplated by Section 2 hereof.

     8.9 Satisfactory Form of Legal Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to the Purelink Shareholder's counsel.

     9. Conditions to Obligations of Gateway. The obligations of Gateway hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Gateway in its sole discretion, but only in a writing signed by Gateway):

     9.1 Accuracy of Representations and Warranties. The representations and warranties of the Purelink Shareholders set forth in Section 3 and in the Investment Representation Letters shall each be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, except, in each case, where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect, and Gateway shall have received certificates to such effect executed by the Purelink Shareholders.

     9.2 Covenants. The Purelink Shareholders shall have performed and complied in all material respects with all of its respective covenants contained in
Section 5 on or before the Closing except, in each case, where the failure to so perform or comply would not reasonably be expected to have a Material Adverse Effect, and Gateway shall have received certificates to such effect signed by the Purelink Shareholders.

     9.3 Compliance with Law; No Legal Restraints. There shall not be outstanding, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding or any judgment or ruling by any court, arbitrator, governmental agency, authority or entity (other than any such matter initiated by Gateway or its officers or directors), that, directly or indirectly, challenges, threatens, prohibits, enjoins, restrains, suspends, delays, conditions, or renders illegal or imposes limitations on (or is likely to result in a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on): (i) the Exchange or any other transaction contemplated by this Agreement.

     9.4 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations from, and there shall have been taken such other action, as may be required to lawfully consummate the Exchange by, any governmental or regulatory authority having jurisdiction over any of the parties, and/or the actions herein proposed to be taken, including but not limited to requirements under applicable U.S. and state securities and corporate laws.

     9.5 Documents and Consents. The Purelink Shareholders shall have executed and delivered to Gateway all the Shareholder Ancillary Agreements. The Purelink Shareholders shall have delivered to Gateway Purelink Certificates representing 100% of the issued and outstanding shares of Purelink together with the other deliverables specified in Section 2.1.1 hereof. Gateway shall have received duly executed copies of all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or reasonably deemed necessary by Gateway's legal counsel to provide for the continuation in full force and effect of any and all material contracts, agreements and leases of Purelink and the preservation of Purelink's IP Rights and other assets and properties and for Gateway to consummate the transactions contemplated hereby, in form and substance reasonably satisfactory to Gateway, except for such thereof as the failure to so obtain would not have a Material Adverse Effect, or that Gateway and Purelink shall have agreed in writing need not be obtained.

     9.6 No Litigation. No litigation or proceeding (other than any litigation or proceeding initiated by Gateway, its Board of Directors, its shareholders, or its officers) shall be pending which could be reasonably expected to have a Material Adverse Effect on the present or future operations or financial condition of Purelink.

     9.7 Non-Competition Agreement. Gateway shall have received a fully executed copy of a Non-Competition Agreement in the form of Exhibit 5.13.

     9.8 Escrow Agreement. Gateway shall have received a fully executed copy of the Escrow Agreement in the form of Exhibit 2.4 executed by the Escrow Agent, the Representative and the Purelink Shareholders.

     9.9 Appointment of New Directors and Officers. The directors and officers of Purelink in office immediately prior to the Closing of the Exchange shall have resigned effective as of the Closing, unless otherwise directed by Gateway, and designees of Gateway shall have been named as the sole directors and officers of Purelink prior to Closing, subject to any requirements of applicable state law.

     9.10 No Material Adverse Change. There shall not have been any material adverse change in the financial condition, properties, assets, liabilities, business, results of operations or operations of Purelink, that would constitute a Material Adverse Effect.

     9.12 Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Gateway's counsel and independent public accountants.

     10. Termination of Agreement.

     10.1 Prior to or at the Closing.

     10.1.1 This Agreement may be terminated at any time prior to or at the Closing by the mutual written consent of Gateway and the Purelink Shareholders.

     10.1.2 This Agreement may be terminated after the Termination Date by Gateway if the conditions precedent set forth in Section 9 shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Purelink and/or the Purelink Shareholders on or before Midnight, Pacific Time on May 31, 2004 (the "Termination Date").

     10.1.3 This Agreement may be terminated after the Termination Date by the Purelink Shareholders if the conditions precedent set forth in Section 8 shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Gateway on or before the Termination Date.

     10.1.4 Gateway may terminate this Agreement at any time prior to or at the Closing if any of the representations and warranties of the Purelink Shareholders in Section 3 of this Agreement were incorrect, untrue or false in any material respect as of the Agreement Date or are incorrect, untrue or false in any material respect as of the proposed Closing Date or the Purelink Shareholders has breached any of his respective covenants under Section 5 of this Agreement, but in any case, only to the extent that such incorrectness, untruth, falsity or breach shall cause the condition contained in Section 9.1 and/or 9.2 hereof to have failed, and the Purelink Shareholders has not cured such breach prior to the earlier of (i) the Closing, (ii) thirty (30) days after Gateway has given the Purelink Shareholders written notice of its intention to terminate this Agreement pursuant to this subsection or (iii) the Termination Date.

     10.1.5 The Purelink Shareholders may terminate this Agreement at any time prior to or at the Closing if any of the representations and warranties of Gateway in Section 4 of this Agreement were incorrect, untrue or false in any material respect as of the Agreement Date or are incorrect, untrue or false in any material respect as of the proposed Closing Date or Gateway has breached any of its covenants under Section 6 of this Agreement, and Gateway has not cured such breach prior to the earlier of (i) the Closing, (ii) thirty (30) days after the Purelink Shareholders has given Gateway written notice of their intention to terminate this Agreement pursuant to this subsection or (iii) the Termination Date.

     Any termination of this Agreement under this Section 10 will be effective by the delivery of notice of the terminating party to the other parties hereto.

     10.2 No Liability for Proper Termination. Any termination of this Agreement in accordance with this Section 10 will be without further obligation or liability upon any party in favor of the other party hereto or to its stockholders, directors or officers, other than the obligations provided in the Confidentiality Agreement; provided, however, that nothing herein will limit the obligation of the Purelink Shareholders and Gateway for any willful breach hereof or failure to use their best efforts to cause the Exchange to be consummated, as set forth in Sections 5.9 and 6.3 hereof, respectively. In the event of the termination of this Agreement pursuant to this Section 10, this Agreement shall thereafter become void and have no effect and each party shall be responsible for its own expenses incurred in connection herewith.

     11. Survival of Representations, Indemnification and Remedies, Continuing Covenants.

     11.1 Survival of Representations. All representations, warranties and covenants of the Purelink Shareholders contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of Gateway, until that date ("Escrow Release Date") which is the earlier of (i) the termination of this Agreement or (ii) twelve (12) months after the Closing Date.

     11.2 Agreement to Indemnify. The Purelink Shareholders agrees to indemnify and hold harmless Gateway and its officers, directors, agents, shareholders and employees, and each person, if any, who controls or may control Gateway within the meaning of the 1933 Act or the 1934 Act (each hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") incurred and arising out of any inaccuracy, misrepresentation,  breach  of,  or  default  in,  any of  the  representations, warranties or covenants given or made by Purelink and/or the Purelink Shareholders in this Agreement or in any certificate delivered by or on behalf of Purelink pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date). Any claim of indemnity made by an Indemnified Person under this Section 11.2 must be asserted in a writing delivered to the Escrow Agent by no later than the Escrow Release Date.

     11.3 Limitation. Notwithstanding anything herein to the contrary, in seeking indemnification for Damages under Section 11.2, the Indemnified Persons shall exercise their remedies only with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement. Except for breaches of the representations and warranties contained in Section 3.2.1 and except as provided in Section 11.5: (i) Purelink Shareholders shall not have any liability to an Indemnified Person under this Agreement except to the extent of the Escrow Shares and any other assets deposited under the Escrow Agreement and
(ii) the remedies set forth in this Section 11.3 and the Escrow Agreement shall be the exclusive remedies of Gateway and the other Indemnified Persons under this Agreement or in any cause of action based thereon (subject to the exceptions in the last sentence of this Section 11.3) against the Purelink Shareholders for any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Purelink or the Purelink Shareholders in this Agreement or in any certificate, document or instrument delivered by or on behalf of Purelink or the Purelink Shareholders pursuant hereto or in any cause of action based thereon (subject to the exceptions in the last sentence of this Section 11.3). In addition, the indemnification provided for in Section 11.2 shall not apply unless and until the aggregate Damages for which one or more Indemnified Persons seeks or has sought indemnification hereunder exceeds a cumulative aggregate of Twenty-Five Thousand Dollars ($25,000.00) (the "Basket"), in which event the Purelink Shareholders shall, subject to the foregoing limitations, be liable to indemnify the Indemnified Persons for all Damages in excess of the Basket. The limitations set forth in this Section 11.3 shall not be applicable to Misconduct Damages (as defined below). As used herein, "Misconduct Damages" means Damages resulting from breach of any provisions of the Investment Representation Letter.

     11.4 Notice. Promptly after Gateway becomes aware of the existence of any potential claim by an Indemnified Person for indemnity from the Purelink Shareholders under Section 11.2, Gateway will notify the Purelink Shareholders of such potential claim in accordance with the Escrow Agreement. The Purelink Shareholders shall be entitled to participate in and, to the extent the Purelink Shareholders elects by written notice to Gateway within 30 days after receipt by the Purelink Shareholders of notice of such claim, to assume the defense of such claim at its own expense, with counsel chosen by the Purelink Shareholders. Notwithstanding that the Purelink Shareholders shall have elected by such written notice to assume the defense of any claim, any Indemnified Party shall have the right to participate in the investigation and defense thereof with separate counsel chosen by such Indemnified Party, but in such event the fees and expenses of such counsel shall be paid by such Indemnified Party. Failure of Gateway to give such notice shall not affect any rights or remedies of an Indemnified Party hereunder with respect to indemnification for Damages except to the extent the Purelink Shareholders is materially prejudiced thereby. Prior to the settlement of any claim for which Gateway seeks indemnity from the Purelink Shareholders, Gateway will provide the Purelink Shareholders with the terms of the proposed settlement and a reasonable opportunity to comment on such terms in accordance with the Escrow Agreement. Nothing in this Section is intended to preclude the Representative of the Purelink Shareholders from contesting a claim for indemnification hereunder in accordance with the terms and conditions of the Escrow Agreement.

     11.5 Title Indemnity. In addition to, and separate from, the foregoing agreement to indemnify set forth in Section 11.2, the Purelink Shareholders agrees, to defend and indemnify Gateway and each other Indemnified Person from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs incurred and arising out of any failure of such Purelink Shareholders to have good, valid and marketable title to any issued and outstanding shares of Purelink Stock held (or asserted to have been held) by such Purelink Shareholders, free and clear of all liens, claims and encumbrances, or to have the full right, capacity and authority to enter into this Agreement and consummate the Exchange and any other transactions contemplated by this Agreement, and any failure of the Purelink Shareholders to own, of record and beneficially, 100% of the issued and outstanding shares of Purelink. A Purelink shareholder's liability under the indemnification provided for in this Section 11.5 shall be in addition to any liability of such Purelink shareholder under Section 11.2 and shall not be subject to the limitations on the Purelink Shareholder's liability set forth in Section 11.3 and shall not be limited to such Purelink Shareholder's Escrow Shares.

     12. Miscellaneous.

     12.1 Governing Law/Jurisdiction. This Agreement, the Gateway Ancillary Agreements (collectively the "Transaction Agreements") and the Shareholder Ancillary Agreements shall be governed and construed in accordance with the laws of the State of Colorado without regard to conflicts of laws principles thereof and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of the State of Colorado.

     12.2 Assignment; Binding Upon Successors and Assigns. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, except that Gateway may assign its respective rights to any wholly-owned subsidiary of Gateway, provided that, in the event of such assignment, Gateway shall remain primarily liable for the performance of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

     12.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     12.6 Amendment and Waivers. Any term or provision of this Agreement may be amended prior to the Closing by the written consent of Gateway, the Purelink Shareholders, and, after the Closing by Gateway and the Purelink Shareholders (or their successors in interest). The observance of any term, condition or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby or for whose benefit such condition was provided. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. In addition, at any time prior to the Closing, the Purelink Shareholders and Gateway (by action taken by its Board of Directors) may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension shall be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions or any other provisions.

     12.7 Expenses. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby.

     12.8 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     12.9 Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier or sent by internationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, and three (3) days after dispatch if sent by express courier, to the following addresses, or to such other addresses or fax number as any party may notify the other parties in accordance with this
Section:

         If to Gateway,

         Gateway Access Solutions, Inc.
         930 Tahoe Blvd., #802-505
         Incline Village, NV  89451
         Telephone: 800-434-5626

         With a copy to:

         Jay M. Behmke, Esq.
         Carle, Mackie, Power & Ross LLP
         100 B Street
         Suite 400
         Santa Rosa, CA 95401
         Telephone: 707-526-4200

         If to the Purelink Shareholders

         Trent S. Sutton
         5 Green Spruce
         Littleton, CO 80127
         Telephone: (303) 933-8966

         With a copy to counsel for Purelink:

         Clifford R. Pearl
         Solomon Pearl Blum Heymann & Stich LLP
         1801 Broadway, Suite 500
         Denver, Colorado  80202
         Telephone: 720-264-4785

     12.10 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     12.11 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other party and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     12.12 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     12.13 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner, employee, agent, consultant or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     12.14 Public Announcement. Upon execution of this Agreement, Gateway and Purelink will issue a press release approved by Gateway and the Purelink Shareholders announcing the Exchange. Thereafter, Gateway may issue such press releases, and make such other disclosures regarding the Exchange, as it determines are required under applicable securities laws or regulatory rules, but shall first consult with the Purelink Shareholders and provide the Purelink Shareholders with an opportunity to comment on any such press release. Prior to the publication of the press release issued upon execution of this Agreement (unless this Agreement has been terminated), no party hereto shall make any public announcement relating to this Agreement or the transactions contemplated hereby.

     12.15 Confidentiality. The Purelink Shareholders shall cause Purelink to confirm and Gateway shall confirm that they have entered into the Confidentiality Agreement and that they are each bound by, and will abide by, the provisions of such Confidentiality Agreement. If this Agreement is terminated, all copies of documents containing confidential information of a disclosing party shall be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.

     12.16 Entire Agreement. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

         GATEWAY ACCESS SOLUTIONS, INC.


         /s/ Andrew Nester
         ------------------------------------
         By: Andrew Nester, Its CEO

         PURELINK SHAREHOLDERS

         Anchor Bay Corporation


         /s/ David Wiesner
         ------------------------------------
         By: David Wiesner, Its President


         Trent S. Sutton

         B&R Sutton Trust


         /s/ Bernard J Sutton
         ------------------------------------
         By: Bernard J Sutton, Its    Trustee

         T3B Advisor Group LLC


         /s/ Trent S Sutton
         ------------------------------------
         By: Trent S Sutton, Its Manager


         /s/ Thomas Dodds
         ------------------------------------
             Thomas Dodds

         /s/ Dianne Dranginis
         ------------------------------------
             Dianne Dranginis

         /s/ Andrew Dodds
         ------------------------------------
             Andrew Dodds

         /s/ Perry Sherwood
         ------------------------------------
             Perry Sherwood

         /s/ Joe Towner
         ------------------------------------
             Joe Towner

                         List of Schedules and Exhibits

Schedule A        List of Purelink Shareholders

Exhibit 2.1.3     Registration Rights Agreement
Exhibit 2.3       Escrow Agreement
Exhibit 2.5       Investor Representation Letter

Exhibit 3.1.1     List of Contracts and Commitments
Exhibit 3.13      List of Purelink IP Rights
Exhibit 3.16.1    List of Purelink Employees, Officers and Consultants
Exhibit 3.16.4    List of Employee Benefit Plans
Exhibit 3.17      List of Purelink Insurance Policies

Exhibit 5.13      Non-Competition Agreement

                                   SCHEDULE A

                              PURELINK SHAREHOLDERS

                                                                   Shares to be
                         Purelink       Exchange       Escrowed      Issued at
                          Shares          Shares        Shares        Closing
                     ---------------  ------------  -------------  -------------
  Anchor Bay             11,622,000      1,415,418        353,855      1,061,563
  Trent S. Sutton          3,050,000       369,626         92,407        277,219
  B&R Sutton Trust           200,000        24,358          6,090         18,268
  T3B Advisor Group LLC      400,000        48,715         12,179         36,536
  Thomas Dodds               720,000        89,270         22,318         66,952
  Dianne Dranginis            70,000         8,769           2,192         6,577
  Andrew Dodds                60,000         7,307          1,827          5,480
  Perry Sherwood             150,000        18,268          4,567         13,701
  Joe Towner                 150,000        18,268          4,567         13,701
                     ---------------  ------------  -------------  -------------
                          16,422,000     1,999,999        500,002      1,499,997


                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of May 1, 2004 by and among Gateway Access Solutions, Inc., a Nevada corporation ("Gateway"), and the persons and entities listed on Schedule A attached hereto (the "Purelink Shareholders").

                                    RECITALS

     A. The Purelink Shareholders hold 2,000,000 shares of Gateway common stock (the "Common Stock") which they received pursuant to the terms and conditions of that certain Exchange Agreement by and among Gateway and the Purelink Shareholders dated of even date herewith (the "Exchange Agreement"), pursuant to which the Purelink Shareholders exchanged 100% of the issued and outstanding shares of Purelink for their shares of Gateway common stock.

     B. The obligations of Gateway and the Purelink Shareholders under the Exchange Agreement are conditioned upon the execution and delivery by the Purelink Shareholders and Gateway of this Agreement.

     NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties further agree as follows:

                                    AGREEMENT

     1. Restrictions On Transferability Of Securities; Registration Rights.

          1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:


          (a)  "Closing"   shall  mean  the  closing  date  under  the  Exchange
     Agreement.

          (b) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (d) "Holder" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with
     Section 1.2 and Section 1.12 hereof.

          (e) "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold not less than twenty percent (20%) of the outstanding Registrable Securities.

          (f) "Investors" shall mean the Purelink Shareholders.

          (g) "Other Stockholders" shall mean persons other than Holders who, by virtue of agreements with Gateway, are entitled to include their securities in certain registrations hereunder.

          (h) "Registrable Securities" shall mean (i) the Shares and (ii) any common stock of Gateway issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in
     (i) above, provided, however, that Registrable Securities shall not include any shares of common stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144 or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

          (i) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          (j) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Gateway, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of Gateway, which shall be paid in any event by Gateway.

          (k) "Restricted Securities" shall mean any Registrable Securities required to bear the legend set forth in Section 1.2(b) hereof.

          (l) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (m) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (n) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (o) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any holder (other than the fees and disbursements of counsel included in Registration Expenses).

          (p) "Shares" shall mean the Common Stock.

     1.2 Restrictions on Transfer.

          (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until: (1) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (2) the transferee has agreed in writing for the benefit of Gateway to be bound by this Section 1.2, provided and to the extent such Section is then applicable, and:


          (i) (A) Such Holder shall have notified Gateway of the proposed disposition and shall have furnished Gateway with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by Gateway, such Holder shall have furnished Gateway with an opinion of counsel, reasonably satisfactory to Gateway, that such disposition will not require registration of such shares under the Securities Act.

          (ii) Notwithstanding the provisions of paragraph (i) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Section 1.2 to the same extent as if such transferee were an original Holder hereunder.

          (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS GATEWAY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO GATEWAY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


          (c) Gateway shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel at such Holder's expense (which counsel may be counsel to Gateway) reasonably acceptable to Gateway to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by Gateway of an opinion of counsel at such Holder's expense (which counsel may be counsel to Gateway) reasonably acceptable to Gateway to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

     1.3 [This section has been deliberately left blank to preserve numbering of subsequent sections.]

     1.4 Company Registration.

          (a) At any time beginning one year after the date of this Agreement, if Gateway shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.6 hereof), other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction under Rule 145, or a registration on any registration form that does not permit secondary sales, Gateway will:

          (i) promptly give to each Holder written notice thereof; and

          (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.4(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by Gateway within ten (10) days after the written notice from Gateway described in clause (i) above is mailed or delivered by Gateway. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b) Underwriting. If the registration of which Gateway gives notice is for a registered public offering involving an underwriting, Gateway shall so advise the Holders as a part of the written notice given pursuant to
     Section 1.4(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Gateway and the other holders of securities of Gateway with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by Gateway.

     Notwithstanding any other provision of this Section 1.4, if the representative of the underwriters advises Gateway in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. Gateway shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to Gateway for securities being sold for its own account and thereafter as set forth in Section 1.14. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from Gateway or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, Gateway shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with
Section 1.14 hereof.

     1.5 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.4 and 1.6 hereof, shall be borne by Gateway. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

     1.6 Registration on Form S-3.

          (a) After it becomes a reporting issuer pursuant to Section 13 or 15(d) of the Exchange Act, Gateway shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After Gateway has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, at any time beginning one year after the date of this Agreement, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that Gateway shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of Gateway entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, or (ii) in the event that Gateway shall furnish the certification described in paragraph 1.6(b)(ii) (but subject to the limitations set forth therein) or
     (iii) in a given twelve-month period, Gateway has effected two (2) such registrations in such period or (iv) it is to be effected more than five
     (5) years after Gateway becomes a reporting issuer pursuant to Section 13 or 15(d) of the Exchange Act.

          (b) If a request complying with the requirements of Section 1.6(a) hereof is delivered to Gateway, the Company will:

          (i) promptly give written notice of the proposed registration to all other Holders; and

          (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

          (c) The Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than one hundred eighty
     (180) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.6(c) and 1.14 hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

          (d) Underwriting. If the registration is for an underwritten offering, the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting
     (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

          (e) Procedures. If the Company shall request inclusion in any registration pursuant to Section 1.6 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.6, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.13). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.6, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.14 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.6(e), then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.14.


     1.7 Registration Procedures. In the case of each registration effected by Gateway pursuant to Section 1, Gateway will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, Gateway will use its best efforts to:

          (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of Gateway; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

          (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing:

          (e)  Cause  all  such  Registrable   Securities   registered  pursuant
     hereunder to be listed on each securities exchange on which similar securities issued by Gateway are then listed;

          (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to this Agreement, Gateway will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

     1.8 Indemnification.

          (a)  Gateway  will  indemnify  each  Holder,  each  of  its  officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Gateway of the Securities Act or any rule or regulation thereunder applicable to Gateway and relating to action or inaction required of Gateway in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that

     Gateway will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Gateway by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this
     Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Gateway (which consent has not been unreasonably withheld).

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify Gateway, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of Gateway's securities covered by such a registration statement, each person who controls Gateway or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Gateway and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to Gateway by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 1.8 exceed the gross proceeds from the offering received by such Holder.

          (c) Each party entitled to indemnification under this Section 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.8, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     1.9 Information by Holder. Each Holder of Registrable Securities shall furnish to Gateway such information regarding such Holder and the distribution proposed by such Holder as Gateway may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

     1.10 Deleted.

     1.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, Gateway agrees to use its best efforts to:

          (a) Make and keep public information regarding Gateway available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the date that Gateway becomes a reporting issuer pursuant to Section 13 or 15(d) of the Exchange Act;

          (b) File with the Commission in a timely manner all reports and other documents required of Gateway under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

          (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by Gateway as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the date that Gateway becomes a reporting issuer pursuant to Section 13 or 15(d) of the Exchange Act), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Gateway, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     1.12 Transfer or Assignment of Registration Rights. The rights to cause Gateway to register securities granted to a Holder by Gateway under this Section 1 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 50,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that Gateway is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this
Section 1.

     1.13 "Market Stand-Off' Agreement. If requested by Gateway and an underwriter of Common Stock (or other securities) of Gateway, a Stockholder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of Gateway held by such Stockholder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of Gateway filed under the Securities Act.

     The obligations described in this Section 1.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. Gateway may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty
(180) day period.

     1.14 Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of Gateway (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of Gateway) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders assuming conversion; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. Gateway shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or any other shares of stock issued to employees, officers, directors, or consultants pursuant to Gateway's equity incentive options, or with respect to registrations under Section 1.6, in order to include in such registration securities registered for Gateway's own account.

     1.15 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.16 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 1.4 or 1.6 shall terminate if all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144(k).

     2. Miscellaneous.

     2.1 Entire Agreement. This Agreement contains the entire agreement between the parties, and supersedes all prior negotiations, drafts, and other understandings which the parties may have had concerning the subject matter hereof.

     2.2 Waiver. The holders of at least a majority of the shares of Registrable Securities then outstanding, by vote or written consent may waive any provision or condition of this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     2.3 Successors. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the heirs, successors, executors, administrators and assigns of the parties hereto.

     2.4 Amendments. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by Gateway and the holders of at least fifty percent (50%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the holders, but in no event shall the obligation of any holder hereunder be materially increased, except upon the written consent of such holder.

     2.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law. If any provision of this Agreement is held to be prohibited by, or invalid under, applicable law, the remainder of this Agreement and any other application of such provision shall not be affected thereby.

     2.6 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument. All such counterparts together shall constitute one and the same Agreement.

     2.7 Notice. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier or sent by internationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, and three (3) days after dispatch if sent by express courier, to the following addresses, or to such other addresses or fax number as any party may notify the other parties in accordance with this
Section:

         If to Gateway,

         Gateway Access Solutions, Inc.
         930 Tahoe Blvd., #802-505
         Incline Village, NV  89451
         Telephone: 800-434-5626

         With a copy to:

         Jay M. Behmke, Esq.
         Carle, Mackie, Power & Ross LLP
         100 B Street
         Suite 400
         Santa Rosa, CA 95401
         Telephone: 707-526-4200

         If to the Purelink Shareholders

         Trent S. Sutton
         5 Green Spruce
         Littleton, CO 80127
         Telephone: (303) 933-8966

         With a copy to counsel for Purelink:

         Clifford R. Pearl
         Solomon Pearl Blum Heymann & Stich LLP
         1801 Broadway, Suite 500
         Denver, Colorado  80202
         Telephone: 720-264-4785

     2.8 Fax Transmission. The facsimile transmission of a signed copy of this Agreement or any amendment thereto to the other party or his agent, followed by faxed acknowledgment of receipt, shall constitute delivery of the such document.

     2.9 Headings. The titles and headings of the various sections of this Agreement have been inserted only for convenience of reference. They are not part of this Agreement and may not be used to construe or interpret any of the terms hereof.

     2.10 Expense of Enforcement. If any action, proceeding or litigation is commenced to enforce any provision of this Agreement, then the prevailing party shall be entitled to be reimbursed by the unsuccessful party for all costs incurred in connection with such action, proceeding or litigation, including a reasonable allowance for attorneys' fees and costs, which amount shall be added to and become part of the final decision in such matter.

     2.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Colorado, without giving effect to principles of conflict of laws.


     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day and year first above written.

         GATEWAY ACCESS SOLUTIONS, INC.


       /s/ Andrew Nester
       ----------------------------------
       By: Andrew Nester, Its CEO

       PURELINK SHAREHOLDERS

       Anchor Bay Corporation


       /s/ David Wiesner
       ----------------------------------
       By: David Wiesner, Its President

       Trent S. Sutton

       B&R Sutton Trust


       /s/ Bernard Sutton
       ----------------------------------
       By: Bernard Sutton, Its Trustee

       T3B Advisor Group LLC


       /s/ Trent Sutton
       ----------------------------------
       By: Trent Sutton, Its Manager

       /s/ Thomas Dodds
       ----------------------------------
           Thomas Dodds

       /s/ Dianne Dranginis
       ----------------------------------
           Dianne Dranginis

       /s/ Andrew Dodds
       ----------------------------------
           Andrew Dodds

       /s/ Perry Sherwood
       ----------------------------------
           Perry Sherwood

       /s/ Joe Towner
       ----------------------------------
           Joe Towner

                                   SCHEDULE A

                              PURELINK SHAREHOLDERS


                               Gateway Common
                                   Stock
                              --------------
         Anchor Bay             1,415,418
         Trent S. Sutton
                                  369,626
         B&R Sutton Trust
                                   24,358
         T3B Advisor Group LLC
                                   48,715
         Thomas Dodds
                                   89,270
         Dianne Dranginis
                                    8,769
         Andrew Dodds
                                    7,307
         Perry Sherwood
                                   18,268
         Joe Towner
                                   18,268

                              --------------
                                1,999,999

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT is entered into as of May 1, 2004 (the "Closing Date"), by and among Gateway Access Solutions, Inc., a Nevada corporation ("Gateway"), the persons and entities listed on Schedule A attached hereto who are all of the former shareholders of Purelink.net, Inc., a Colorado corporation (the "Company") (the "Purelink Shareholders"), Trent S. Sutton, as agent of the Purelink Shareholders (the "Representative"); and Carle, Mackie, Power & Ross LLP (the "Escrow Agent").

                                    RECITALS

     A. Gateway and the Purelink Shareholders have entered into an Exchange Agreement dated as of May 1,2004 (the "Exchange Agreement"), pursuant to which the Purelink Shareholders exchanged 100% of the issued and outstanding shares of the Company for 2,000,000 shares of Gateway common stock ("Gateway Common Stock").

     B. The Exchange Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of the Purelink Shareholders under the Exchange Agreement.

     The parties to this Escrow Agreement, intending to be legally bound, agree as follows:

                                    AGREEMENT

     1. Defined Terms. Capitalized terms used and not otherwise defined in this Escrow Agreement shall have the meanings assigned to them in the Exchange Agreement.

     2. Consent of the Purelink Shareholders of the Company. Pursuant to Section
2.3 of the Exchange Agreement, the Purelink Shareholders have consented to (i) the establishment of an escrow (the "Escrow") pursuant to this Agreement to secure the indemnification obligations of the Purelink Shareholders under
Section 11 of the Exchange Agreement, (ii) the appointment of the Representative as agent for the Purelink Shareholders in all respects as set forth in Section
2.3 of the Exchange Agreement, (iii) the taking by the Representative of any and all actions, including the execution by the Representative of any and all agreements, instruments or other documents, and (iv) all of the other terms and conditions of this Agreement.

     3. Escrow.

     3.1 Shares and Stock Powers to be Placed in Escrow. Gateway shall issue certificates for twenty-five (25%) of the Exchange Shares in the name of the Purelink Shareholders (the "Escrow Shares") and shall deliver such certificates to the Escrow Agent. The Purelink Shareholders will execute and deliver blank stock powers to the Escrow Agent. The Escrow Shares and the stock powers shall be held by the Escrow Agent in the Escrow in accordance with the provisions of this Escrow Agreement and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto or the Purelink Shareholders.

     3.2 Indemnification. The Purelink Shareholders have agreed in Section 11 of the Exchange Agreement that each of the Indemnified Persons shall be held harmless and indemnified from and against, and shall be compensated and reimbursed for, any Damages incurred as set forth in Section 11 of the Exchange Agreement. The Representative on behalf of the Purelink Shareholders, expressly agree that the Escrow Shares (i) shall be security for such indemnity obligation, subject to the limitations and in the manner provided for in this Agreement and (ii) are subject to release to Gateway or other Indemnified Person upon the terms set forth herein.

     3.3 Voting of Shares. The Purelink Shareholders shall be entitled to vote their Escrow Shares. Gateway shall give the Purelink Shareholders at least as much notice of meetings of shareholders as it gives its shareholders generally. The Representative shall have no obligation to solicit consents or proxies from the Purelink Shareholders for purposes of any such vote.

     3.4 Dividends, Etc. Any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall not be distributed to the Representative or the Purelink Shareholders, but rather shall be deposited by Gateway with the Escrow Agent to be held in the Escrow. At the time any Escrow Shares are required to be released from the Escrow to any Person pursuant to this Escrow Agreement, any cash, securities or other property previously distributed in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.

     3.5 Transferability. The interests of the Representative and the Purelink Shareholders in the Escrow and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Gateway shall have received written notice of such transfer.

     3.6 Fractional Shares. No fractional shares of Gateway Common Stock shall be retained in or released from the Escrow pursuant to this Escrow Agreement. In connection with any release of Escrow Shares from the Escrow, Gateway shall issue Gateway Common Stock in an amount rounded up or down to the nearest whole share.

     4. Claim Procedures

     4.1 Claim Notice. If any Indemnified Person determines in good faith that there is an indemnification obligation under Section 11 of the Exchange Agreement (collectively, an "Indemnification Event"), and such Indemnified Person wishes to make a claim against the Escrow with respect to such possible Indemnification Event, then such Indemnified Person may deliver to each of the Representative and the Escrow Agent a written notice of such possible Indemnification Event (a "Claim Notice") setting forth (i) a brief description of the circumstances supporting such Indemnified Person's belief that such possible Indemnification Event exists or has occurred, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of all Damages that have arisen and may arise as a direct or indirect result of such possible Indemnification Event (such aggregate amount being referred to as the "Claim Amount").

     4.2 Response Notice. Within 15 days after the delivery of a Claim Notice to the Representative, the Representative shall deliver to the Escrow Agent (with a copy to Gateway) a written notice (the "Response Notice") containing: (i) instructions to the effect that Escrow Shares having a Fair Market Value (as defined in Section 6) equal to the entire Claim Amount set forth in such Claim Notice are to be released from the Escrow to such Indemnified Person; OR (ii) instructions to the effect that Escrow Shares having a Fair Market Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to such Indemnified Person, together with a statement that the remaining portion of such Claim

Amount is being disputed; OR (iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed. If no Response Notice is received by the Escrow Agent from the Representative within 30 days after the delivery of a Claim Notice to the Representative, then the Representative shall be deemed to have given instructions to the Escrow Agent that Escrow Shares having a Fair Market Value equal to the entire Claim Amount set forth in such Claim Notice are to be released to such Indemnified Person from the Escrow.

     4.3 Release of Escrow Shares to Indemnified Persons.

          (a) If the Representative gives (or is deemed to have given) instructions that Escrow Shares having a Fair Market Value equal to the entire Claim Amount set forth in a Claim Notice are to be released from the Escrow to an Indemnified Person, then the Escrow Agent shall be authorized to transfer to such Indemnified Person, from the Escrow, Escrow Shares having a Fair Market Value equal to such Claim Amount.

          (b) If a Response Notice delivered by the Representative in response to a Claim Notice contains instructions to the effect that Escrow Shares having a Fair Market Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to an Indemnified Person, then (i) the Escrow Agent shall be authorized to transfer to such Indemnified Person, from the Escrow, Escrow Shares having a Fair Market Value equal to such specified portion of such Claim Amount, and (ii) the procedures set forth in Section 4.3(c) shall be followed with respect to the remaining portion of such Claim Amount.

          (c) If a Response Notice delivered by the Representative in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then, notwithstanding anything contained in Section 5, the Escrow Agent shall continue to hold in the Escrow (in addition to any other Escrow Shares permitted to be retained in the Escrow, whether in connection with any other dispute or otherwise), Escrow Shares having a Fair Market Value equal to 125% of the Disputed Amount. Such Escrow Shares shall continue to be held in the Escrow until such time as (i) the applicable Indemnified Person and the Representative execute a settlement agreement containing instructions regarding the release of such shares, or (ii) the Escrow Agent receives a copy of a court order containing instructions to the Escrow Agent regarding the release of such Escrow Shares. The Escrow Agent shall thereupon release such Escrow Shares from the Escrow in accordance with the instructions set forth in such settlement agreement or court order. (The parties acknowledge that it is appropriate to retain more than 100% of the Claim Amount in the Escrow in recognition of the fact that the Indemnified Person may have underestimated the aggregate amount of the actual and potential Damages arising from a particular Indemnification Event.)

          (d) Notwithstanding the foregoing, if the Indemnified Person is not Gateway itself, the Escrow Shares may not be transferred unless there is then in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering such transfer and such transfer is made in accordance with such registration statement or Escrow Agent has received an opinion of counsel or other evidence, satisfactory to Escrow Agent and its counsel, that such registration is not required. In the event that neither registration nor an exemption from registration is available, then the Escrow Agent shall hold the Escrow Shares for the benefit of the

     Indemnified Person until such time as the Escrow Shares may be transferred in accordance with the Securities Act.

     5. Release of Shares to Purelink Shareholders

     5.1 Shares To Be  Released.  On the date 12 months  after the Closing  Date
(the "Escrow Release Date"), the Escrow Agent shall release to the Purelink Shareholders from the Escrow all Escrow Shares then held in the Escrow, other than any Escrow Shares that are to be retained in the Escrow in accordance with
Section 4.3(c). From and after the Escrow Release Date and upon the resolution of a dispute (and the release of Escrow Shares to Indemnified Persons in respect of such dispute, if any) in accordance with Section 4.3(c), Gateway shall release to the Purelink Shareholders any Escrow Shares remaining in the Escrow in respect of such dispute.

     5.2 Procedures For Releasing Shares.

          (a) In the event that the Escrow Agent is to release Escrow Shares to the Purelink Shareholders in accordance with Section 5.1, the Escrow Agent shall be authorized to transfer to each Shareholder, and shall so transfer and release to each Shareholder, such number of Escrow Shares, subject to
     Section 3.6, as shall equal the total number of Escrow Shares to be so transferred and released multiplied by the fraction (i) having a numerator equal to the number of shares of Gateway Common Stock set forth opposite such Shareholder's name on Schedule A hereto and (ii) having a denominator equal to the total number of Escrow Shares listed on Schedule A.

          (b) Any  release of shares to the  Purelink  Shareholders  pursuant to
     Section 5.1 may be effected by mailing a stock certificate to the Purelink Shareholders certified mail, return receipt requested.

     6. Valuation Of Shares Held In Escrow. For purposes of this Escrow Agreement, the "Fair Market Value" of the Escrow Shares as of any date shall be deemed to be equal to the number of Escrow Shares (adjusted as appropriate to reflect any reverse stock split, stock dividend or similar transaction effected by Gateway after the Closing Date) multiplied by the following:

          (a) in the event that a public trading market exists in Gateway's common stock, the average closing price of Gateway's common stock for the ten trading days ending two trading days before such date;

          (b) in the event that a public trading market does not exist in Gateway's common stock, than the greater of (i) the most recent price for which Gateway common stock was issued by Gateway to an independent third party in an arm's length transaction not subject to the registration requirements of the Securities Act, or (ii) $0.15 per share (adjusted as appropriate to reflect any reverse stock split, stock dividend or similar transaction effected by Gateway after the Closing Date).

     7. Fees And Expenses.

     7.1 Escrow Agent Fees And Expenses. Upon execution of this Escrow Agreement and initial deposit of the Escrow Shares, an acceptance fee of $1,000 will be payable to the Escrow Agent. This acceptance fee will cover the first year of the Escrow. Thereafter, an annual administrative fee will be payable in accordance with the Escrow Agent's fee schedules in effect from time to time. The Escrow Agent will also be entitled to reimbursement for extraordinary expenses incurred in performance of its duties hereunder.

     7.2 Payment Of Escrow Agent. Gateway shall pay the fees and expenses of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder. Gateway shall be entitled to reimbursement of one-half of such fees and expenses from the Purelink Shareholders.

     7.3 Representative's Fees And Expenses. All reasonable expenses (including attorneys' fees) incurred by the Representative in connection with the performance of its duties hereunder shall be reimbursed to the Representative by the Purelink Shareholders. Gateway shall not be obligated to reimburse the Representative for any fees charged or expenses (including attorneys' fees) incurred by the Representative in connection with the Representative's performance of his duties hereunder. The Representative hereby agrees that he shall not seek payment or reimbursement of any such fees and expenses, if any, from Gateway or the Company, and that the Representative shall only seek payment or reimbursement of all such fees and expenses from the Purelink Shareholders.

     7.4 Reimbursement Procedures. Upon a notice in writing delivered to the Escrow Agent by Gateway in respect of Section 7.2 or Section 8.2, or by the Representative in respect of Section 7.3, the Escrow Agent shall hold, as security for reimbursement of fees and expenses pursuant to Section 7.2, Section
7.3 or Section 8.2, such number of Escrow Shares held in the Escrow Account which have a Fair Market Value equal to the amount to be reimbursed. The Escrow Agent shall not release such Escrow Shares from the Escrow Account until (a) the Escrow Agent has received notice from Gateway or the Representative that the fees and expenses have been paid in cash (with respect to Section 7.2 or 7.3 respectively, or (b) the Escrow Agent has itself been paid in cash with respect to Section 8.2. .

     8. Limitation Of Escrow Agent's Liability.

     8.1 Limitation. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

     8.2 Indemnification Of Escrow Agent. Gateway and the Purelink Shareholders, jointly and severally, shall indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. As among themselves, each of (i) Gateway and (ii) the Purelink Shareholders shall be liable for one-half (1/2) of such amounts and Gateway shall be entitled to reimbursement from the Escrow Shares of the Purelink Shareholders' share of any such loss, liability or expense.

     9. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Escrow Agreement, specifying not less than 60 days' prior written notice of the date when such resignation shall take effect. Gateway may appoint a successor Escrow Agent without the consent of the Representative so long as such successor is a bank with assets of at least $100 million, and may appoint any other successor Escrow Agent with the consent of the Representative, which consent shall not be unreasonably withheld. If, within such notice period, Gateway provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Shares to such designated successor.

     10. General

     10.1 Other Agreements. Nothing in this Escrow Agreement is intended to limit any of Gateway's or any other Indemnified Person's rights, or any obligation of the Company or any Purelink Shareholder, under the Exchange Agreement or under any other agreement entered into in connection with the transactions contemplated by the Exchange Agreement.

     10.2 Notices. Any notice or other communication required or permitted to be delivered to any party under this Escrow Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

         If to Gateway,

         Gateway Access Solutions, Inc.
         930 Tahoe Blvd., #802-505
         Incline Village, NV  89451
         Telephone: 800-434-5626

         With a copy to:

         Jay M. Behmke, Esq.
         Carle, Mackie, Power & Ross LLP
         100 B Street
         Suite 400
         Santa Rosa, CA 95401
         Telephone: 707-526-4200

         If to the Representative:

         Trent S. Sutton
         5 Green Spruce
         Littleton, CO 80127
         Telephone: 303.933.8966

         With a copy to counsel for the Company:

         Clifford R. Pearl
         Solomon Pearl Blum Heymann & Stich LLP
         1801 Broadway, Suite 500
         Denver, Colorado  80202
         Telephone: 720-264-4785

         If to the Escrow Agent:

         Jay M. Behmke, Esq.
         Carle, Mackie, Power & Ross LLP
         100 B Street
         Suite 400
         Santa Rosa, CA 95401
         Telephone: 707-526-4200

     10.3 Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     10.4 Headings. The underlined headings contained in this Escrow Agreement are for convenience of reference only, shall not be deemed to be a part of this Escrow Agreement and shall not be referred to in connection with the construction or interpretation of this Escrow Agreement.

     10.5 Governing Law; Venue. This Escrow Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado (without giving effect to principles of conflicts of laws).

     10.6 Successors And Assigns; Parties In Interest.

          (a) Subject to Sections 3.5 and 10.6(b), this Escrow Agreement shall be binding upon: the Representative and the shareholders of the Company and their respective estates, successors and assigns (if any); and Gateway and its successors and assigns (if any). This Escrow Agreement shall inure to the benefit of: the Company; the Purelink Shareholders; Gateway; the other Indemnified Persons; and the respective successors (if any) of the foregoing.

          (b) Gateway may freely assign any or all of its rights under this Escrow Agreement, in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. None of the Purelink Shareholders, the Representative or the Company shall be permitted to assign any of his, her or its rights or delegate any of his, her or its obligations under this Escrow Agreement without Gateway's prior written consent.

     10.7 Waiver.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Escrow Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Escrow Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No Person shall be deemed to have waived any claim arising out of this Escrow Agreement, or any power, right, privilege or remedy under this Escrow Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.8 Amendments. This Escrow Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Gateway, the Representative and the Escrow Agent.

     10.9 Severability. In the event that any provision of this Escrow Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Escrow Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.10 Entire Agreement. This Escrow Agreement and the Exchange Agreement and the other agreements contemplated in the Exchange Agreement set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.


IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

         GATEWAY ACCESS SOLUTIONS, INC.


       /s/ Andrew Nester
       ----------------------------------
       By: Andrew Nester, Its CEO

       PURELINK SHAREHOLDERS

       Anchor Bay Corporation


       /s/ David Wiesner
       ----------------------------------
       By: David Wiesner, Its President


       /s/ Trent S. Sutton
       ----------------------------------
       Trent S. Sutton

       B&R Sutton Trust


       /s/ Bernard Sutton
       ----------------------------------
       By: Bernard Sutton, Its Trustee

       T3B Advisor Group LLC


       /s/ Trent S. Sutton
       ----------------------------------
       By: Trent S. Sutton, Its Manager

       /s/ Thomas Dodds
       ----------------------------------
           Thomas Dodds


       /s/ Dianne Dranginis
       ----------------------------------
           Dianne Dranginis


       /s/ Andrew Dodds
       ----------------------------------
           Andrew Dodds


       /s/ Perry Sherwood
       ----------------------------------
           Perry Sherwood


       /s/ Joe Towner
       ----------------------------------
           Joe Towner

         REPRESENTATIVE:



       /s/ Trent S. Sutton
       ----------------------------------
           Trent S. Sutton



         ESCROW AGENT:




                  By:                       , Its
                      ----------------------      ------------

                                   SCHEDULE A

                              PURELINK SHAREHOLDERS

                               Escrowed Shares
                           ------------------
       Anchor Bay Corporation     353,855

       Trent S. Sutton             92,407

       B&R Sutton Trust             6,090

       T3B Advisor Group LLC       12,179

       Thomas Dodds                22,318

       Dianne Dranginis             2,192

       Andrew Dodds                 1,827

       Perry Sherwood               4,567

       Joe Towner                   4,567
                           ------------------
                                  500,002

                         INVESTOR REPRESENTATION LETTER

     The undersigned Shareholder ("Shareholder") of Purelink.net, Inc., a Colorado corporation ("Purelink"), hereby makes the following representations to Gateway Access Solutions, Inc., a Nevada corporation ("Gateway") in connection with the exchange of shares of common stock in Purelink owned by Shareholder for shares common stock in Gateway (the "Shares") pursuant to that certain Exchange Agreement by and among Gateway and the shareholders of Purelink of even date herewith (the "Exchange").

     Shareholder hereby represents and warrants that:

     1. Purchase Entirely for Own Account. The Shareholder is acquiring the Shares for investment for the Shareholder's own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and that the Shareholder has no present intention of selling, granting any participation in, or otherwise distributing any of the same. Unless subject to any requirement of law, the Shareholder represents that the disposition of the Shares shall at all times be within its control. The Shareholder further represents that the Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

     2. Disclosure of Information. The Shareholder received and read a copy of Gateway's preliminary filing with the Securities and Exchange Commission on Form SB-2. The Shareholder further represents that such Shareholder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Exchange. The Shareholder further represents and acknowledges that such Shareholder has been solely responsible for its own due diligence investigation of the Company and for its own analysis of the terms, merits and risks of this investment, that in taking any action or performing any role relative to the arranging of the proposed investment, the Shareholder has acted solely in its own interest, and that the Shareholder (or any of its agents or employees) has not acted as an agent, employee, partner or fiduciary of any other Shareholder, or as an agent of the Company, or as an underwriter, broker, dealer or investment adviser relative to this investment.

     3. Investment Experience. The Shareholder has invested in securities of early stage companies and represents that such Shareholder has the knowledge and experience in financial or business matters such that the Shareholder is capable of evaluating the merits and risks of the investment in the Shares, has the capacity to protect the Shareholder's own interests in connection with the investment in the Shares, and can bear the economic risk of its investment. If other than a natural person, the Shareholder has not been organized for the purpose of acquiring the Shares.

     4. Restricted Securities. The Shareholder understands that the shares of Shares such Shareholder is receiving in the Exchange are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain circumstances. In this connection, the Shareholder represents that such Shareholder is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act of 1933, as amended (the "Act").

     5. Further Limitations on Disposition. The Shareholder further agrees not to make any disposition of all or any portion of the Shares unless and until:

          (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (b) (i) The Shareholder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Shareholder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require an Shareholder to furnish an opinion of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Shareholder to any affiliate of the Shareholder, a transfer by an Shareholder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Shareholder hereunder.

     6. Legends. It is understood that the certificates evidencing the Shares may bear either or both of the following legends:

          (a) "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING THESE SECURITIES OR (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THIS CORPORATION) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION."

          (b)  Any  legend  required  by  the  laws  of  any  other   applicable
     jurisdiction.

     7. Shareholder acknowledges that the tax consequences to Shareholder of the Exchange will depend on Shareholder's particular circumstances, and neither Gateway, the directors, the officers, nor the shareholders, employees, agents, affiliates, or consultants of any of them, will be responsible or liable for the tax consequences to Shareholder from the Exchange. Shareholder will look solely to, and rely upon, his or her own advisors with respect to the tax consequences of the Exchange.

                  Dated Effective:  May __, 2004



             By:
                 -----------------------------------------

                            NON-COMPETITION AGREEMENT

     THIS AGREEMENT ("Agreement") is made as of May 1, 2004, by and between Gateway Access Solutions, Inc., a Nevada corporation ("Gateway"), and Trent S. Sutton ("Sutton"), an individual, and a former shareholder of Purelink.net, Inc., a Colorado corporation (the "Purelink").

                                    RECITALS

     A. Gateway and Sutton are parties to that certain Exchange Agreement dated of even date herewith by and among Gateway and all of the shareholders of Purelink including Sutton (the "Exchange Agreement"), pursuant to which Sutton has agreed to exchange all of his shares of Purelink for shares of common stock of Gateway on the terms and conditions set forth therein.

     B. The Exchange Agreement provides, as a condition to the closing thereunder, that Sutton shall execute and deliver this Agreement;

     C. The agreements of Sutton hereunder are an important aspect of the transactions under the Exchange Agreement, and Gateway would not consummate such transactions absent the execution and delivery by Sutton of this Agreement;

     D. Gateway provides tailored broadband data, voice, video and Internet access solutions using a combination of licensed radio spectrum, unlicensed radio spectrum and fiber optic cable in medium and small markets (the "Business") in the United States of America (the "Territory");

     E. Sutton has experience in the Business and the ability to operate a business or businesses that could compete with Gateway in the Business or in related businesses following the Closing; and

     F. The agreements of Sutton hereunder are reasonable and necessary, both in scope and duration, to protect the business and goodwill of Purelink that will be acquired pursuant to the Exchange Agreement, and Gateway would suffer damages, including the loss of profits, if Sutton or any of Sutton's affiliates engaged, directly or indirectly, in a competing business with Gateway.

     NOW, THEREFORE for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

     1. Non-Competition. Sutton agrees that for a period of three years (3) years from the date hereof, Sutton shall not:

          (i) Call upon, solicit, divert, take away or attempt to call upon, solicit, divert or take away any past, existing or potential customers, suppliers, businesses, or accounts of Purelink or Gateway in connection with any business substantially similar to the Business in the Territory;

          (ii) Hire, attempt to hire, contact or solicit with respect to hiring for Sutton or on behalf of any other person any present or future employee of Purelink or Gateway in the Business;

          (iii) Engage in, or give any advice to any person, firm, partnership, association, venture, corporation or other entity engaged in, a business substantially similar to the Business in the Territory;

          (iv) Lend credit, money or reputation for the purpose of establishing or operating a business substantially similar to the Business in the Territory;

          (v) Do any act that Sutton knew or reasonably should have known might injure Purelink or Gateway; and

          (vi) Without limiting the generality of the foregoing provisions, conduct a business substantially similar to the Business in the Territory.

The covenants in subsections (i) through (vi) are intended to restrict Sutton from competing in any manner with Purelink or the Business in the activities that have heretofore been carried on by Purelink and Gateway. The obligations set forth in subsections (i) through (vi) above shall apply to actions by Sutton, through any form of ownership, and whether as principal, officer, director, agent, employee, employer, consultant, shareholder or holder of any equity security (beneficially or as trustee of any trust), lender, partner, joint venturer or in any other individual or representative or affiliated capacity whatsoever.

     2. Disclosure of Information. Sutton agrees that for a period of three (3) years from the date hereof, without the prior written consent of Gateway, Sutton shall not, directly or indirectly, through any form of ownership, in any individual or representative or affiliated capacity whatsoever, except as may be required by law, reveal, divulge, disclose or communicate to any person, firm, association, corporation or other entity in any manner whatsoever information of any kind, nature or description concerning: (i) the names of any prior or present suppliers or customers of Purelink or Gateway, (ii) the prices for which Purelink or Gateway obtains or has obtained products or services, (iii) the names of the personnel of Purelink or Gateway, (iv) the manner of operation of Purelink or Gateway, (v) the plans, trade secrets, or other confidential or proprietary data of any kind, nature or description, whether tangible or intangible, of Purelink or Gateway, or (vi) any other financial, statistical or other information that Purelink or Gateway designates or treats as confidential or proprietary. The agreements set forth herein shall not apply to any information that at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Sutton in violation of this Agreement), the disclosure of which is required by law, regulation, order, decree or process or is otherwise approved by Purelink or Gateway. Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the effective and successful conduct of the Business and its goodwill.

     3. Consideration. In consideration for the covenants contained herein, Gateway shall pay Sutton the sum of One Hundred Dollars ($100.00) upon the execution of this Agreement by Sutton.

     4. Enforcement of Covenants.

     4.1 Sutton acknowledges that a violation or attempted violation of any of the covenants and agreements in Sections 1 and 2 above will cause such damage to Gateway and Purelink as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, Sutton agrees that Gateway and Purelink shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining such violation or attempted violation of such covenants and agreements by Sutton, or the affiliates, partners or agents of such Sutton, as well as recover from Sutton any and all costs and expenses sustained or incurred by Gateway and Purelink in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. Sutton agrees that no bond or other security shall be required in connection with such injunction. Sutton further agrees that the periods of restriction set forth in Sections 1 and 2 above shall be tolled during any period of violation thereof by Sutton. Any exercise by Gateway or Purelink of their respective rights pursuant to this Section 4 shall be cumulative and in addition to any other remedies to which Gateway or Purelink may be entitled. Each party represents and warrants that it has been represented by counsel in the negotiation and execution of this Agreement, including without limitation the provisions set forth above in this Section 4.1 concerning the recovery of attorney's fees.

     4.2 Sutton understands and acknowledges that each of Gateway and Purelink shall have the right, in its sole discretion, to reduce the scope of any covenants set forth in Sections 1 and 2, or any portion thereof, without Sutton's consent, effective immediately upon receipt by Sutton of written notice thereof; and Sutton agrees that Sutton shall comply forthwith with any covenant as so modified, which shall be fully enforceable as so revised in accordance with the terms of this Agreement.

     5. Intellectual Property. Sutton recognizes and agrees that, on and after the date hereof, Sutton will not have the right to use for Sutton's own account any of the service marks, trademarks, trade names, licenses, procedures, processes, labels, trade secrets or customer lists owned by or licensed to Purelink.

     6. Validity. To the extent permitted by applicable law, if it should ever be held that any provision contained herein does not contain reasonable limitations as to time, geographical area or scope of activity to be restrained, then the court so holding shall at the request of Gateway or Purelink reform such provisions to the extent necessary to cause them to contain reasonable limitations as to time, geographical area and scope of activity to be restrained and to give the maximum permissible effect to the intentions of the parties as set forth herein; and the court shall enforce such provisions as so reformed. If, notwithstanding the foregoing, any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or enforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically by Gateway or Purelink as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and the parties hereby agree to such provision.

     7. General Provisions.

     7.1 Entire Agreement. This Agreement contains the entire agreement between the parties, and supersedes all prior negotiations, drafts, and other understandings which the parties may have had concerning the subject matter hereof.

     7.2 Time. Time is of the essence of this Agreement.

     7.3 Successors. This provisions Agreement shall be binding upon the successors and assigns of Sutton and shall inure to the benefit of Gateway's successors and assigns.

     7.4 Amendments. This Agreement may not be amended or modified except by written documents signed by all parties.

     7.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law. If any provision of this Agreement is held to be prohibited by, or invalid under, applicable law, the remainder of this Agreement and any other application of such provision shall not be affected thereby.

     7.6 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument. All such counterparts together shall constitute one and the same Agreement.

     7.7 Notice. Any notice, demand, request, consent or other communication which either party desires or is required to give to any other party shall be in writing and shall be deemed to have been given when either: (a) delivered in person or by facsimile transfer, or (b) sent by overnight courier or first-class registered or certified mail, postage pre-paid, return receipt requested, addressed to such party at the address set forth following each party's signature to this Agreement. Either party may designate another address for itself at any time upon written notice to the other party.

     7.8 Fax Transmission. The facsimile transmission of a signed copy of this Agreement or any amendment thereto to the other party or his agent, followed by faxed acknowledgment of receipt, shall constitute delivery of such document.

     7.9 Headings. The titles and headings of the various sections of this Agreement have been inserted only for convenience of reference. They are not part of this Agreement and may not be used to construe or interpret any of the terms hereof.

     7.10 Expense of Enforcement. If any action, proceeding or litigation is commenced to enforce any provision of this Agreement, then the prevailing party shall be entitled to be reimbursed by the unsuccessful party for all costs incurred in connection with such action, proceeding or litigation, including a reasonable allowance for attorneys' fees and costs, which amount shall be added to and become part of the final decision in such matter.

     7.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Colorado, without giving effect to principles of conflict of laws.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

GATEWAY ACCESS SOLUTIONS, INC.



By:  /s/ Andrew Nester
   -----------------------------------------
         Andrew Nester, Its CEO

Address for notice:

Gateway Access Solutions, Inc.
930 Tahoe Blvd., #802-505
Incline Village, NV  89451
Telephone: 800-434-5626



By:  /s/ Trent S. Sutton
   -----------------------------------------
         Trent S. Sutton

Address for notice:

5 Green Spruce
Littleton, CO 80127
Telephone: (303) 933-8966


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